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PROXY STATEMENT TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Cloud Peak Energy Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

CLOUD PEAK ENERGY INC.
505 South Gillette Avenue
Gillette, Wyoming 82716

April 9, 2013

Dear Fellow Stockholder:

        It is our pleasure to invite you to attend Cloud Peak Energy Inc.'s 2013 Annual Meeting of Stockholders. The 2013 Annual Meeting of Stockholders will be held on Tuesday, May 14, 2013 at 9:00 a.m. Mountain Time, at the Gillette College Technical Center, 3251 South 4-J Road, Gillette, Wyoming 82718.

        In connection with the 2013 Annual Meeting of Stockholders, we have enclosed our Notice of Annual Meeting and Proxy Statement describing the business items we plan to address at the meeting, as well as a copy of our annual report on Form 10-K for the year ended December 31, 2012. We also will present a brief report on our business and respond to your questions at the meeting.

        Your vote is very important. It is important that beneficial owners instruct their brokers on how they want to vote their shares. Please take the time to cast your vote regardless of the number of shares you own. Many of you will have the option to cast your proxy vote by telephone or via the Internet. These are quick, cost-effective and easy ways for you to submit your proxy. If you vote by telephone or via the Internet, you do not need to return the enclosed proxy card by mail. If you prefer to vote by mail, please sign, date and return the enclosed proxy card in the postage-paid envelope provided.

        A copy of our 2012 Annual Corporate Report is also enclosed. The 2012 Annual Corporate Report is not part of the proxy soliciting material enclosed with this letter. The 2012 Annual Corporate Report is also available on our website at www.cloudpeakenergy.com, in the "News—Publications" section.

        We look forward to seeing you on May 14th.

Sincerely,

Keith Bailey Chairman of the Board	Colin Marshall President, Chief Executive Officer and Director

CLOUD PEAK ENERGY INC.
505 South Gillette Avenue
Gillette, Wyoming 82716

April 9, 2013

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 14, 2013

         As a stockholder of Cloud Peak Energy Inc., a Delaware corporation, you are hereby given notice of, and invited to attend in person or by proxy, Cloud Peak Energy Inc.'s 2013 Annual Meeting of Stockholders. The 2013 Annual Meeting of Stockholders will be held at the Gillette College Technical Center, 3251 South 4-J Road, Gillette, Wyoming 82718, on Tuesday, May 14, 2013, at 9:00 a.m. Mountain Time, for the following purposes:

  1.
  To elect three Class I members of the Board of Directors of Cloud Peak Energy Inc. (the "Board") named in the Proxy Statement, each for a term of three years;

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2013 fiscal year;

  3.
  To approve, on an advisory basis, the compensation of the company's named executive officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission (the "SEC");

  4.
  To approve the Cloud Peak Energy 2013 Annual Incentive Plan, including approval of the material terms of the 2013 Annual Incentive Plan in accordance with the approval requirements of Section 162(m) of the Internal Revenue Code; and

  5.
  To transact other such business as may properly come before the meeting and any adjournment or postponement thereof.

         The Board has fixed the close of business on March 25, 2013 as the record date for the determination of stockholders entitled to notice of and to vote at the 2013 Annual Meeting of Stockholders and any adjournment or postponement thereof.

         Pursuant to rules promulgated by the SEC, we have elected to provide access to our proxy materials by sending you this full set of proxy materials, including a proxy card. Our annual report on Form 10-K for the year ended December 31, 2012 (the "Form 10-K") (which we are distributing in lieu of a separate annual report to stockholders) is included with this Notice of Annual Meeting and Proxy Statement, and is not a part of our proxy solicitation materials. Most stockholders have a choice of submitting a proxy (1) via the Internet, (2) by telephone, or (3) by mail using a traditional proxy card. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you. Your vote is important. We urge you to review the accompanying Proxy Statement carefully and to submit your proxy as soon as possible so that your shares will be represented at the meeting.

         Thank you for your continued interest and support.

                        By Order of the Board of Directors,

                        Bryan Pechersky
                         Senior Vice President, General Counsel
                        and Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2013

         This Notice of Annual Meeting and Proxy Statement and the Form 10-K, are available on our website at www.cloudpeakenergy.com, in the "SEC Filings" subsection of the "Investor Relations" section. Additionally, you may access the Notice of Annual Meeting and Proxy Statement and the Form 10-K at http://www.edocumentview.com/CLD.

PROXY STATEMENT TABLE OF CONTENTS

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CLOUD PEAK ENERGY INC.
505 South Gillette Avenue
Gillette, Wyoming 82716

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 14, 2013

        This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors of Cloud Peak Energy Inc. (the "Board") for use at Cloud Peak Energy Inc.'s 2013 Annual Meeting of Stockholders. In this Proxy Statement, references to "Cloud Peak Energy," the "company," "we," "us," "our" and similar expressions refer to Cloud Peak Energy Inc., unless the context of a particular reference provides otherwise. Although we refer to our website and other websites in this Proxy Statement, the information contained on our website or other websites is not a part of this Proxy Statement.

GENERAL INFORMATION

2013 Annual Meeting Date and Location

        Our 2013 Annual Meeting of Stockholders will be held on Tuesday, May 14, 2013, at 9:00 a.m. Mountain Time at the Gillette College Technical Center, 3251 South 4-J Road, Gillette, Wyoming 82718, or at such other time and place to which the meeting may be adjourned or postponed. References in this Proxy Statement to the 2013 Annual Meeting of Stockholders also refer to any adjournments, postponements or changes in location of the meeting, to the extent applicable.

Delivery of Proxy Materials

  Mailing Date

        The approximate date on which this Notice of Annual Meeting and Proxy Statement are first being sent or given to stockholders is April 9, 2013.

  Stockholders Sharing an Address

        Registered Stockholders—Each registered stockholder (meaning you own shares in your own name on the books of our transfer agent, Computershare Trust Company, N.A.) will receive one copy per account of each of our Notice of Annual Meeting and Proxy Statement and our annual report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission (the "SEC") on February 14, 2013 (the "Form 10-K") regardless of whether you have the same address as another registered stockholder.

        Street Name Stockholders—If your shares are held in "street name" (that is, in the name of a bank, broker or other holder of record), applicable rules permit brokerage firms and our company, under certain circumstances, to send one Notice of Annual Meeting and Proxy Statement and the Form 10-K to multiple stockholders who share the same address. This practice is known as "householding." Householding saves printing and postage costs by reducing duplicate mailings. If you hold your shares through a broker, you may have consented to reducing the number of copies of materials delivered to your address. In the event that you wish to revoke a "householding" consent you previously provided to a broker, you must contact that broker to revoke your consent. In addition, if you wish to receive an additional Notice of Annual Meeting and Proxy Statement for the 2013 Annual Meeting of Stockholders, you may find these materials on our website at www.cloudpeakenergy.com in the "SEC Filings" subsection of the "Investor Relations" section, or you may contact your broker directly. If your household is receiving multiple copies of our Notice of Annual Meeting and Proxy Statement and the Form 10-K and you wish to request delivery of a single copy, you should contact your broker directly.

  Electronic Access and Electronic Delivery Option

        This Notice of Annual Meeting and Proxy Statement and the Form 10-K are available on our website at www.cloudpeakenergy.com in the "SEC Filings" subsection under the "Investor Relations" section. Instead of receiving paper copies of proxy materials by mail, many stockholders can elect to receive an e-mail message that will provide a link to those documents on the Internet. By opting to access your proxy materials via the Internet, you will gain faster access to your proxy materials, save the company the cost of producing and mailing documents to you and reduce the amount of mail you receive.

        Stockholders of record may enroll in the electronic proxy materials access option for future annual meetings of stockholders by registering online with our transfer agent at www.computershare.com. Street name stockholders who wish to enroll for electronic access should review the information provided to them by their bank or broker with their proxy materials.

Voting

  Stockholders Entitled to Vote

        The record date for determining the common stockholders entitled to notice of and to vote at the meeting and any adjournment or postponement thereof was the close of business on March 25, 2013, at which time we had issued and outstanding 60,822,377 shares of common stock, which were held by 165 holders of record. Please refer to "Security Ownership of Management and Principal Stockholders" for information about common stock beneficially owned by our directors, executive officers and principal stockholders as of the date indicated in such section. Stockholders of record are entitled to one vote for each share of common stock owned as of the record date. The officer of the company who is in charge of the stock ledger of Cloud Peak Energy will prepare, at least ten days prior to the 2013 Annual Meeting of Stockholders, a complete list of the stockholders entitled to vote at the meeting. Such list will be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting during ordinary business hours at our principal executive offices located at 505 South Gillette Avenue, Gillette, Wyoming 82716. The list will also be available at the 2013 Annual Meeting of Stockholders for inspection by any stockholder who is present.

  Voting of Proxies by Management Proxy Holders

        The Board has appointed Mr. Bryan Pechersky, our Senior Vice President, General Counsel and Corporate Secretary, and Mr. Michael Barrett, our Executive Vice President and Chief Financial Officer, as the management proxy holders for the 2013 Annual Meeting of Stockholders. Your shares will be voted by the management proxy holders in accordance with the instructions on the proxy card that you properly execute and submit. For stockholders who return their proxy card without indicating how to vote their shares, the proxy will be voted as the Board recommends, which is:

  •
  Proposal I (Election of Directors)—FOR the election of each of the persons named under "PROPOSAL I—ELECTION OF DIRECTORS" as nominees for election as Class I directors;

  •
  Proposal II (Ratification of the Appointment of Independent Auditors)—FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (independent auditors) for fiscal year 2013;

  •
  Proposal III (Advisory Vote to Approve the Compensation of Named Executive Officers)—FOR the approval, on an advisory basis, of the compensation of the company's named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K promulgated by the SEC; and

  •
  Proposal IV (Approval of the Cloud Peak Energy 2013 Annual Incentive Plan)—FOR the adoption and approval of the Cloud Peak Energy 2013 Annual Incentive Plan and the material terms thereof.

        As of the date of printing this Proxy Statement, the Board is not aware of any other business or nominee to be presented or voted upon at the 2013 Annual Meeting of Stockholders. Should any other matter requiring a vote of stockholders properly arise, the proxies in the enclosed form confer upon the management proxy holders discretionary authority to vote the proxies in accordance with their best judgment in the interest of the company.

  Quorum; Required Votes; Majority Voting Policy for Directors

        The holders of a majority of the voting power of the issued and outstanding stock of the company entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the 2013 Annual Meeting of Stockholders. Each vote represented at the meeting in person or by proxy will be counted toward a quorum. Abstentions and "broker non-votes" are counted as present at the annual meeting for purposes of determining whether a quorum is present. If a quorum is not present, the meeting may be adjourned or postponed from time to time until a quorum is obtained.

        Under the current rules of the New York Stock Exchange ("NYSE"), brokers holding shares of record for a customer have the discretionary authority to vote on certain proposals if the brokers do not receive timely instructions from the customer regarding how the customer wants the shares voted. However, there are also certain proposals for which brokers do not have discretionary authority to vote if they do not receive timely instructions from the customer. When a broker does not have discretion to vote on a particular matter and the customer has not given timely instructions on how the broker should vote, a "broker non-vote" results. Broker non-votes will not affect the outcome of the vote on proposals for which brokers do not have discretionary authority. Brokers have discretionary authority to vote on the proposal related to the ratification of PricewaterhouseCoopers LLP as the company's independent auditor in the absence of timely instructions from their customers. However, brokers do not have discretionary authority in the absence of timely instructions from their customers to vote on any of the other matters that will be considered at the 2013 Annual Meeting of Stockholders (i.e., Proposals I, III and IV). Therefore, it is particularly important that beneficial owners instruct their brokers on how they want to vote their shares.

  •
  Proposal I (Election of Directors)—We have adopted a majority voting policy with respect to the Board. In accordance with our amended and restated bylaws, in order for a nominee to be elected as a Class I director, a Class I director nominee must receive more votes cast for than against his election. This policy does not apply if we have received a stockholder nominee for director or notice of an intention to nominate a competing candidate, and such stockholder nomination has not been withdrawn by the tenth day before we mail our notice of meeting to stockholders. Abstentions to this proposal are not considered votes cast and do not affect the outcome. The Board shall nominate for election as director only a candidate who agrees to tender promptly following the annual meeting at which he is elected an irrevocable resignation that will become effective upon (i) the failure to receive the required vote at the annual meeting at which the director faces election, and (ii) Board acceptance of such resignation based on any factors deemed relevant by the Board. Our nominees for director have each signed such a resignation letter. Refer to our amended and restated bylaws for a complete description of our majority voting policy.

  •
  Proposal II (Ratification of the Appointment of Independent Auditors)—In accordance with our amended and restated bylaws, to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for fiscal year 2013, the holders of a majority of the voting power of the issued and outstanding stock of Cloud Peak Energy present in person or represented by proxy and entitled to vote must vote for the ratification. Abstentions to this proposal are treated as present or represented and voting and will have the same effect as a vote against this proposal.

  •
  Proposal III (Advisory Vote to Approve the Compensation of Named Executive Officers)—To approve, on an advisory basis, the compensation of the company's named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K promulgated by the SEC, the holders of a majority of the voting power of the issued and outstanding stock of Cloud Peak Energy present in person or represented by proxy and entitled to vote must vote for such approval. Abstentions to this proposal are treated as present or represented and voting and will have the same effect as a vote against this proposal. This advisory vote on executive compensation is not binding on the company, the Compensation Committee or the Board. However, the Compensation Committee and the Board will take into account the result of the vote when determining future executive compensation programs.

  •
  Proposal IV (Approval of the Cloud Peak Energy 2013 Annual Incentive Plan)—To approve the Cloud Peak Energy 2013 Annual Incentive Plan, including approval of the material terms of the 2013 Annual Incentive Plan in accordance with the approval requirements of Section 162(m) of the Internal Revenue Code, the holders of a majority of the voting power of the issued and outstanding stock of Cloud Peak Energy present in person or represented by proxy and entitled to vote must vote for such approval. Abstentions to this proposal are treated as present or represented and voting and will have the same effect as a vote against this proposal.

        A representative of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes and act as inspector of elections.

  Voting Procedures

        Registered Stockholders—If you are a registered stockholder, you may vote your shares or submit a proxy to have your shares voted by one of the following methods:

  •
  By Internet.  You may submit a proxy electronically via the Internet, using the website listed on the proxy card. Please have your proxy card in hand when you log onto the website. Internet voting facilities will close and no longer be available on the date and time specified on the proxy card.

  •
  By Telephone.  You may submit a proxy by telephone using the toll-free number listed on the proxy card. Please have your proxy card in hand when you call. Telephone voting facilities will close and no longer be available on the date and time specified on the proxy card.

  •
  By Mail.  You may submit a proxy by signing, dating and returning your proxy card in the enclosed pre-addressed envelope.

  •
  In Person.  You may vote in person at the 2013 Annual Meeting of Stockholders by completing a ballot; however, attending the meeting without completing a ballot will not count as a vote. Directions to the meeting are provided at the back of this proxy statement.

        Street Name Stockholders—If your shares are held in street name, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Internet and/or telephone voting will also be offered to stockholders owning shares through most banks and brokers.

  Revoking Your Proxy

        If you are a registered stockholder, you may revoke your proxy or change your vote at any time before the shares are voted at the 2013 Annual Meeting of Stockholders by:

  •
  timely delivering a valid, later-dated executed proxy card;

  •
  timely submitting a proxy with new voting instructions using the telephone or Internet voting system;

  •
  voting in person at the meeting by completing a ballot (attending the meeting without completing a ballot will not revoke any previously submitted proxy); or

  •
  filing a written notice of revocation received by the General Counsel of Cloud Peak Energy Inc. at 505 South Gillette Avenue, Gillette, Wyoming 82716, by 5:00 p.m., Mountain Time, on Monday, May 13, 2013.

        If you are a street name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or nominee in accordance with such bank's, broker's or nominee's procedures.

Annual Meeting Admission

        If you wish to attend the 2013 Annual Meeting of Stockholders in person, you must present a form of personal identification. If you are a beneficial owner of Cloud Peak Energy common stock that is held of record by a bank, broker or other nominee, you will also need to provide proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the meeting.

Solicitation Expenses

        We will bear all costs incurred in the solicitation of proxies, including the preparation, printing and mailing of the Notice of Annual Meeting and Proxy Statement and the related materials. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally or by telephone, e-mail, facsimile or other means, without additional compensation. We have also retained MacKenzie Partners Inc. for proxy solicitation and related services in connection with our 2013 Annual Meeting of Stockholders. Under our agreement with MacKenzie Partners, MacKenzie Partners will receive a fee of $7,500 and we will reimburse MacKenzie Partners for reasonable and customary out-of-pocket expenses incurred in performing such services. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of common stock held by such persons, and we may reimburse these brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

Copies of the Annual Report

        Upon written request, we will provide any stockholder, without charge, a copy of the Form 10-K, but without exhibits. Stockholders should direct requests to Cloud Peak Energy Inc., Attn: General Counsel, 505 South Gillette Avenue, Gillette, Wyoming 82716. Our Form 10-K and the exhibits filed with it are available on our website, www.cloudpeakenergy.com in the "SEC Filings" subsection in the "Investor Relations" section. These materials do not constitute a part of the proxy solicitation material.

 Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 ("Exchange Act") and related rules of the SEC require our directors and Section 16 officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports that they file. We assist our directors and executive officers in making their Section 16(a) filings pursuant to powers of attorney granted by our insiders on the basis of information obtained from them and our records.

        Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to Cloud Peak Energy during 2012 and Forms 5 and amendments thereto furnished to the company with respect to 2012, including those reports that we have filed on behalf of our directors and Section 16 officers pursuant to powers of attorney, no director, Section 16 officer, beneficial owner of more than 10% of the outstanding common stock of the company, or any other person subject to Section 16 of the Exchange Act, failed to file on a timely basis during 2012.

PROPOSAL I
ELECTION OF DIRECTORS

Election of Class I Directors

        As of the date of mailing, we have seven members on our Board. Pursuant to our amended and restated certificate of incorporation and our amended and restated bylaws, our Board is divided into three classes, each of which serves for a three-year term. One class of directors is elected each year at the annual meeting of stockholders. The current term of our Class I directors will expire at the 2013 Annual Meeting of Stockholders. The current term of our Class II directors will expire at the annual meeting of stockholders in 2014, and the current term of our Class III directors will expire at the annual meeting of stockholders in 2015. The Class I directors elected at the 2013 Annual Meeting of Stockholders will serve for a term of three years, which expires at the annual meeting of stockholders in 2016 or when their successors are duly elected and qualified. Our current Corporate Governance Guidelines state that a director who has attained the age of 72 prior to the annual meeting of stockholders in any year shall retire from office at such annual meeting unless the Board approves an exception on a case-by-case basis. Mr. Bailey, a Class I nominee, will turn 72 on April 5, 2014.

        The nominees for Class I directors are (1) Keith Bailey, (2) Patrick Condon, and (3) William Owens, each of whom is a current member of our Board and was recommended for election by our Nominating and Corporate Governance Committee. Each of the nominees has indicated his willingness to serve as a member of the Board if elected. If, however, a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board may recommend, or the Board may reduce the number of directors to eliminate the vacancy, and if any director is unable to serve his or her full term, the Board may by resolution reduce the number of directors or by a majority vote of the directors then in office may designate a substitute to serve until the annual meeting of stockholders in 2016.

        The following table sets forth, as of the meeting date, certain information about our current directors and nominees:

Name	Age	Position	Class
Keith Bailey	71	Chairman of the Board and Director Nominee	I
Patrick Condon	64	Director Nominee	I
William Owens	62	Director Nominee	I
William Fox III	67	Director	II
James Voorhees	59	Director	II
Colin Marshall	49	President, Chief Executive Officer and Director	III
Steven Nance	56	Director	III

        Below are summaries of the background, business experience, attributes, qualifications and skills of the current directors of the company and director nominees.

        Keith Bailey has served as Chairman of our Board since September 2009. From 1994 until his retirement from full time employment in 2002, Mr. Bailey served as chief executive officer and chairman of the board of directors of Williams Companies, Inc., an energy and communications company. Mr. Bailey also served as Williams Companies, Inc.'s president from 1992 to 2001 and chief financial officer from 1986 to 1992. Mr. Bailey has served on the board of directors of APCO Oil & Gas International, Inc. since 1988 and currently serves on its audit committee and as chair of its nominating committee. Mr. Bailey has served on the board of directors of Aegis Insurance Services Ltd., an insurance company, since 2002 and currently serves on its investment committee. Mr. Bailey has served on the board of directors of Integrys Energy Group, Inc., a natural gas and electric utility company, since 2005 and currently serves as the chairman of its finance committee and serves on its audit committee. Mr. Bailey has served on the board of directors of Markwest Energy Partners, L.P., a natural gas gathering and processing company, since 2005 and currently serves as the chairman of its compensation committee and also serves on its nominating and governance committee. Mr. Bailey holds a bachelor of science in mechanical engineering from the Missouri School of Mines and Metallurgy.

        Qualifications of Mr. Bailey:    Mr. Bailey has over fifty years' executive experience in the energy business, particularly with respect to oil and gas and coal, and over twenty-five years as a public company director. Mr. Bailey offers extensive senior leadership and energy industry expertise to our Board, as well as significant corporate governance experience with his years in leadership and board positions with other public companies.

        Patrick Condon has served as director since March 2012. He is also an independent director and chair of the audit committee of Roundy's, Inc., a leading Midwest grocery company located in Milwaukee, Wisconsin. In addition he is board chair of Urban Gateways, a Chicago-based 501(c)(3) organization whose mission is to educate and inspire young people by delivering high-quality, accessible arts experiences that advance their personal and academic growth. Mr. Condon is a retired partner and currently a consultant to Deloitte & Touche LLP. He joined Deloitte & Touche in 2002, where he provided various consulting and attest services to clients until his retirement in 2011. Mr. Condon also held a number of regional and national leadership roles within Deloitte & Touche. Mr. Condon worked for Arthur Andersen LLP from 1970 to 2002, providing various consulting and attest services. Mr. Condon earned a Bachelor of Science in Business Administration degree in Accounting from John Carroll University and is a certified public accountant.

        Qualifications of Mr. Condon:    Mr. Condon has over forty years' experience in accounting and finance, with a focus in leadership and strategy, as well as auditing. His qualifications as a financial expert provide an essential skill set to the Board and the Audit Committee.

        William Owens has served as a director since January 2010. Mr. Owens served as Governor of Colorado from 1999-2007, and as Colorado State Treasurer from 1995-1999. Mr. Owens has served on the board of directors and audit committee of Key Energy Services, an oilfield services company, since 2007; on the board of directors, compensation and corporate governance committees of Bill Barrett Corporation since 2010; and on the board of directors, compensation and corporate governance committees of Federal Signal Corporation, an industrial products company, since 2011. Mr. Owens has also served on the board of directors and audit committee of Vision Logistics, a private transportation company, since 2008. Mr. Owens earned a Bachelor of Science degree from Stephen F. Austin State University and a Master's degree in public affairs from the University of Texas.

        Qualifications of Mr. Owens:    Mr. Owens' experience in managing in both the public and private sectors makes him well suited to provide advice to the Board. He also has extensive experience in both the energy and natural resources sectors. Mr. Owens' breadth of public and private experience, including service on other public and private boards, brings valuable expertise to the Board.

        William Fox III has served as a director since October 2009. Mr. Fox was with Citigroup Inc., a global financial services company, and its predecessors for 36 years engaged in corporate lending, and served as a senior credit officer from 1978 until his retirement in 2003. From 1989 until his retirement in 2003, Mr. Fox served as Managing Director, Global Industry Head, Global Energy and Mining of Citigroup. Prior to that, Mr. Fox was Citigroup's Managing Director, North American Energy and Vice President, Petroleum Department. Mr. Fox has served on the board of directors of Rowan Companies, Inc., a provider of international and domestic contract drilling services, since 2001 and currently serves as the chairman of its audit committee and as a member of its nominating and corporate governance committee. Mr. Fox holds a bachelor of arts degree in economics from Trinity College.

        Qualifications of Mr. Fox:    Mr. Fox has over thirty years' experience in commercial banking with a focus in lending to energy companies. In addition, his qualifications as a financial expert provide an essential skill set to the Board and the Audit Committee.

        James Voorhees has served as a director since March 2011. From 1999 until his retirement in 2007, Mr. Voorhees served as Chief Operating Officer of Glamis Gold Ltd., a gold mining company. Prior to joining Glamis, Mr. Voorhees served as Director of Project Management at Newmont Mining Corporation, an international gold mining company. Prior to that, Mr. Voorhees served as General Manager of Newmont's Twin Creeks Gold Mine. Since his retirement in 2007, Mr. Voorhees has acted as a consultant in the minerals and construction industries. Mr. Voorhees has served on the board of directors of Tahoe Resources Inc., a precious metals exploration company, since 2010, and, since 2008, has served on the board of directors of Trinity Mining Holdings A.G., a mining exploration company specializing in gold projects which is no longer a publicly-traded company. Mr. Voorhees holds a B.S. degree in Mining Engineering from the University of Nevada and is a registered professional engineer.

        Qualifications of Mr. Voorhees:    Mr. Voorhees has over thirty years' experience in coal and minerals mining, and over a decade of experience in senior and executive leadership positions in these industries. Mr. Voorhees's strong mining background brings valuable knowledge to the Board of safety and environmental issues unique to the mining industry, providing a key skill set for our Health, Safety, Environment and Communities Committee.

        Colin Marshall has served as our President, Chief Executive Officer and a director since July 2008. Previously, he served as the President and Chief Executive Officer of Rio Tinto Energy America Inc. ("RTEA"), an indirect subsidiary of Rio Tinto plc and the former parent company of Cloud Peak Energy Resources LLC ("CPE Resources"), the company's wholly-owned subsidiary, from June 2006 until November 2009. In this Proxy Statement, references to "Rio Tinto" refer to Rio Tinto plc and Rio Tinto Limited and their subsidiaries, collectively. Rio Tinto plc is the ultimate parent company of RTEA. From March 2004 to May 2006, Mr. Marshall served as General Manager of Rio Tinto's Pilbara

Iron's west Pilbara iron ore operations in Tom Price, West Australia, from June 2001 to March 2004, he served as General Manager of RTEA's Cordero Rojo mine in Wyoming, and from August 2000 to June 2001, he served as Operations Manager of RTEA's Cordero Rojo mine. Mr. Marshall worked for Rio Tinto plc in London as an analyst in the Business Evaluation Department from 1992 to 1996. From 1996 to 2000, he was Finance Director of the Rio Tinto Pacific Coal business unit based in Brisbane Australia. Mr. Marshall holds a bachelor of engineering degree and a master's degree in mechanical engineering from Brunel University and a master of business administration from the London Business School.

        Qualifications of Mr. Marshall:    In his position as President and Chief Executive Officer, making him the senior most executive of the company, Mr. Marshall provides the Board with a key perspective into the operations of the business, including the operations and marketing challenges it faces. Mr. Marshall has over twenty years' financial and operational experience in the mining industry.

        Steven Nance has served as a director since January 2010. Mr. Nance has been the president and manager of Steele Creek Energy, LLC, a company dealing primarily in oil and gas investments, since 2010. Mr. Nance was appointed to the board of directors of The Williams Companies, Inc. in January 2012 and currently serves on its compensation and nominating and governance committees. Mr. Nance has also served as president and sole director of Steele Creek Investment Company, the predecessor entity which held Mr. Nance's oil and gas ownership, since 1997. Since 2007, Steele Creek Investment Company and Mr. Nance have, from time to time, provided consulting services on matters such as oil and gas investments, succession planning, coaching and leadership development. From 2000 until 2007, Mr. Nance served as the president of Peoples Energy Production Company, an oil and gas exploration and production company. Mr. Nance holds a bachelor of science degree in petroleum engineering from Texas Tech University and is a registered professional engineer (inactive status).

        Qualifications of Mr. Nance:    Mr. Nance has over thirty years' experience in the oil and gas industry and has significant experience in senior executive positions, as well as merger and acquisition activities in these industries. Mr. Nance has experience in risk management and, along with his perspective as a former executive, brings a wealth of broad corporate knowledge to the Board.

Board Recommendation on Proposal

        The Board unanimously recommends a vote FOR the election of each of the Class I director nominees named above. The management proxy holders will vote all properly submitted proxies FOR election unless instructed otherwise.

EXECUTIVE OFFICERS

        This section provides information regarding the background, business experience, attributes, qualifications and skills of our current executive officers, other than Mr. Colin Marshall, President, Chief Executive Officer and Director. Refer to the table above under "PROPOSAL I—ELECTION OF DIRECTORS" for biographical and related information regarding Mr. Marshall.

Name	Age*	Position(s)
Michael Barrett	44	Executive Vice President and Chief Financial Officer
Gary Rivenes	43	Executive Vice President and Chief Operating Officer
Cary Martin	61	Senior Vice President, Human Resources
Todd Myers	49	Senior Vice President, Business Development
James Orchard	52	Senior Vice President, Marketing and Government Affairs
Bryan Pechersky	42	Senior Vice President, General Counsel and Corporate Secretary
A. Nick Taylor	62	Senior Vice President, Technical Services
Heath Hill	42	Vice President and Chief Accounting Officer

*
As of the meeting date.

        Michael Barrett has served as our Executive Vice President and Chief Financial Officer since September 2008. Previously, he served as Chief Financial Officer of RTEA from April 2007 until November 2009, and as Acting Chief Financial Officer of RTEA from January 2007 to March 2007. From November 2004 to April 2007, Mr. Barrett served as Director, Finance & Commercial Analysis of RTEA, and from December 2001 to November 2004, he served as Principal Business Analyst of Rio Tinto Iron Ore's new business development group. From May 1997 to May 2000, Mr. Barrett worked as a Senior Business Analyst for WMC Resources Ltd, a mining company, and was Chief Financial Officer and Finance Director of Medtech Ltd. and Auxcis Ltd., two technology companies listed on the Australian stock exchange, from May 2000 to December 2001. From August 1991 to May 1997, he held positions with PricewaterhouseCoopers in England and Australia. Mr. Barrett received his bachelor's degree with joint honors in economics and accounting from Southampton University and is a Chartered Accountant.

        Gary Rivenes has served as our Executive Vice President and Chief Operating Officer since October 2009. Previously, he served as Vice President, Operations, of RTEA from December 2008 until November 2009, and as Acting Vice President, Operations, of RTEA from January 2008 to November 2008. From September 2007 to December 2007, Mr. Rivenes served as General Manager for RTEA's Jacobs Ranch mine, from October 2006 to September 2007, he served as General Manager for RTEA's Antelope mine and from November 2003 to September 2006, he served as Manager, Mine Operations for RTEA's Antelope mine. Prior to that, he worked for RTEA in a variety of operational and technical positions for RTEA's Antelope, Colowyo and Jacobs Ranch mines since 1992. Mr. Rivenes holds a bachelor of science in mining engineering from Montana College of Mineral, Science & Technology.

        Cary Martin has served as our Senior Vice President, Human Resources since October 2009. Previously, he served as Vice President / Corporate Officer of Human Resources for OGE Energy Corp., an electric utility and natural gas processing holding company from September 2006 until March 2008, and as a Segment Vice President for several different divisions of SPX Corporation, an international multi-industry manufacturing and services company from December 1999 until May 2006. In these capacities, Mr. Martin's responsibilities included oversight of employee and labor relations, workforce planning, employee development, compensation administration, policies and procedures and other responsibilities that are common for a human resources executive. From 1982 until 1999, Mr. Martin served in various management and officer positions for industries ranging from medical facilities to cable manufacturers. Mr. Martin received his bachelor's degree in Business Administration from the University of Missouri and his master's degree in Management Sciences from St. Louis University.

        Todd Myers has served as our Senior Vice President, Business Development since July 2010. Previously, he served as President of Westmoreland Coal Sales Company. Prior to that, Mr. Myers served in other senior leadership positions with Westmoreland Coal Company in marketing and business development during two periods dating to 1989. In his various capacities with Westmoreland, Mr. Myers's responsibilities included developing and implementing corporate merger and acquisition strategies, divesting coal related assets, negotiating complex transactions and other responsibilities generally attributable to the management of coal businesses. Mr. Myers also spent five years with RDI Consulting, a leading consulting firm in the energy industry, where he led the energy and environment consulting practice. In 1987, Mr. Myers served as a staff assistant in the U.S. House of Representatives. Mr. Myers earned his bachelor of arts in political science from Pennsylvania State University in University Park, Pennsylvania, and his masters in international management from the Thunderbird Graduate School of Global Management in Glendale, Arizona.

        James Orchard has served as our Senior Vice President, Marketing and Government Affairs since October 2009. Previously, he served as Vice President, Marketing and Sustainable Development for RTEA from March 2008 until November 2009. From January 2005 to March 2008, Mr. Orchard was Director of Customer Service for RTEA. Prior to that he worked for Rio Tinto's Aluminum division in

Australia and New Zealand for over 17 years, where he held a number of technical, operating, process improvement and marketing positions, including as manager of Metal Products from January 2001 to January 2005. Mr. Orchard graduated from the University of New South Wales with a bachelor of science and a PhD in industrial chemistry.

        Bryan Pechersky has served as our Senior Vice President and General Counsel since January 2010 and our Corporate Secretary since March 2013. Previously, Mr. Pechersky was Senior Vice President, General Counsel and Secretary for Harte-Hanks, Inc., a worldwide, direct and targeted marketing company from March 2007 to January 2010. Prior to that, he also served as Senior Vice President, Secretary and Senior Corporate Counsel for Blockbuster Inc., a global movie and game entertainment retailer from October 2005 to March 2007, and was Deputy General Counsel and Secretary for Unocal Corporation, an international energy company acquired by Chevron Corporation in 2005, from March 2004 until October 2005. While in these capacities, Mr. Pechersky's responsibilities included advising on various legal, regulatory and compliance matters, transactions and other responsibilities that are common for a general counsel and corporate secretary. Mr. Pechersky was in private practice for approximately seven years with the international law firm Vinson & Elkins L.L.P. before joining Unocal Corporation. Mr. Pechersky also served as a Law Clerk to the Hon. Loretta A. Preska, Chief Judge of the U.S. District Court for the Southern District of New York in 1995 and 1996. Mr. Pechersky earned his bachelor's degree and Juris Doctorate from the University of Texas, Austin, Texas.

        A. Nick Taylor has served as our Senior Vice President, Technical Services since October 2009. Previously, he served as RTEA's Vice President of Technical Services & Business Improvement Process from October 2005 until November 2009. Prior to that, Mr. Taylor worked for Rio Tinto Technical Services in Sydney providing advice to Rio Tinto mining operations worldwide from 1992 to 2005, at its Bougainville Copper operations in New Guinea from 1980 to 1981, and at its Rossing Uranium operations in Namibia from 1976 to 1980. Additionally, he worked for Nchanga Consolidated Copper Mines in Zambia from 1973 to 1976, and as a mining consultant in Australia between 1981 and 1992. Mr. Taylor graduated from the University of Wales with a bachelor of science degree in mineral exploitation.

        Heath Hill has served as our Vice President and Chief Accounting Officer since September 2010. Previously, Mr. Hill served in various capacities with PricewaterhouseCoopers LLP, our independent public accountants, from September 1998 to September 2010, including Senior Manager from September 2006 to September 2010, and Manager from September 2003 to September 2006. While with PricewaterhouseCoopers LLP, Mr. Hill's responsibilities included assurance services primarily related to SEC registrants, including annual audits of financial statements and internal controls, public debt offerings and IPO transactions. From June 2003 to June 2005 he held a position with PricewaterhouseCoopers in Germany serving U.S. registrants throughout Europe. Mr. Hill never worked on any engagements or projects for Cloud Peak Energy Inc. or its predecessor, Rio Tinto, while he was with PricewaterhouseCoopers LLP. Mr. Hill earned his bachelor's degree in accounting from the University of Northern Colorado and is an active Certified Public Accountant.

CORPORATE GOVERNANCE

        We believe that strong corporate governance helps to ensure that our company is managed for the long-term benefit of our stockholders. As part of our commitment to corporate governance leadership and our compliance with the listing standards of the NYSE and SEC regulations, we have adopted various charters, policies and procedures. You can access and print, free of charge, the charters of our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Health, Safety, Environment and Communities Committee, as well as our Corporate Governance Guidelines, Code of Conduct, Code of Ethics for Principal Executive and Senior Officers and certain other policies and procedures at our website at www.cloudpeakenergy.com in the "Corporate Governance and Committee Charters" subsection in the "Investor Relations" section. Additionally, stockholders can request copies of any of these documents free of charge by submitting a written request to Cloud Peak Energy Inc., Attn: General Counsel, 505 South Gillette Avenue, Gillette, Wyoming 82716.

        The Board periodically reviews these materials and updates them based on changes in Delaware corporate law, the rules and listing standards of the NYSE and SEC regulations, as well as best practices suggested by recognized governance authorities. From time to time, we expect these materials will be modified in response to changing regulatory requirements, evolving practices, concerns of our stockholders and other stakeholders and otherwise as circumstances warrant. We encourage you to check our website periodically for the most recent versions of our governance materials.

Board Leadership Structure

        Cloud Peak Energy's Chairman of the Board and Chief Executive Officer positions are separate. Our Board is composed of a majority of independent directors. The only member of our Board who is not considered independent is Mr. Marshall, our President and Chief Executive Officer. In addition, our Audit, Compensation and Nominating and Corporate Governance Committees, each as described below, are each composed of entirely independent directors, including the chairman of each committee. The Board believes that the Health, Safety, Environment and Communities Committee is best served by including Mr. Marshall as a member and has appointed an independent director as the chairman of that Committee.

        The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant. We believe the number of independent directors that make up our Board, along with the oversight provided by our independent Chairman of the Board, benefits the company and our stockholders. The Board and independent directors consider the Board's leadership structure on a regular basis.

Board's Role in Risk Oversight

        Generally speaking, the Board executes oversight responsibility for risk management directly and through its committees, as follows:

  •
  The Audit Committee has primary responsibility for overseeing and discussing with management the process for identifying and classifying the company's principal risks and identifying appropriate steps to monitor and control such exposures. The company's Internal Auditor, who reports directly to the Audit Committee and administratively to our Senior Vice President, General Counsel and Corporate Secretary, performs risk assessments and conducts audits of high risk areas accordingly. The Audit Committee's meeting agendas are planned to include discussions of significant individual risk areas throughout the year. In addition, the Audit

    Committee has certain oversight responsibilities with respect to our overall legal compliance program.

  •
  The Board's other committees (Compensation Committee, Nominating and Corporate Governance Committee, and Health, Safety, Environment and Communities Committee) oversee risks associated with their respective areas of responsibility. For example, the Compensation Committee considers the risks associated with our compensation policies and practices, with respect to both executive compensation and compensation generally.

  •
  The Board is kept abreast of its committees' risk oversight and other activities via reports of the committee chairmen to the full Board. These reports are presented at regular Board meetings and include discussions of committee agenda topics, including matters involving risk oversight. For additional information about the activities and responsibilities of the Board's committees and the scope of the Board's delegation to its committees, refer to the committees' charters, which are available at our website at www.cloudpeakenergy.com in the "Corporate Governance and Committee Charters" subsection in the "Investor Relations" section.

  •
  The Board's meetings are also planned to consider specific risk topics, including risks associated with our strategic plan, our capital structure and our significant business activities, and an overall risk review presented by management. In addition, the Board receives detailed regular reports from members of our executive management team, which include discussions of the risks and exposures involved in their respective areas of responsibility. These reports are provided in connection with regular Board meetings and discussed, as necessary, at Board meetings. Further, the Board's fulfillment of its oversight responsibility for risk management includes being informed between regular meetings of significant developments that could affect our risk profile or other aspects of our business.

Diversity of Board Members

        We do not maintain a separate policy regarding the diversity of our Board members. However, the charter of the Nominating and Corporate Governance Committee provides that in recommending potential nominees to the Board, the Committee will take diversity into account with the intent of creating a Board that consists of members with a broad spectrum of experience and expertise and with a reputation for integrity. Consistent with its charter, the Nominating and Corporate Governance Committee and ultimately the Board seek nominees with distinct professional backgrounds, experience and perspectives so that the Board as a whole has the appropriate mix of skills, perspectives, personal and professional experiences and backgrounds necessary to fulfill the needs of the company with respect to the current issues facing the company. Recommendations include consideration by the Nominating and Corporate Governance Committee of the contribution of fellow directors, as well as the qualifications of new nominees.

Board of Directors and Board Committees

        Our business is managed under the direction of our Board. The Board appoints the Chief Executive Officer ("CEO"), approves and monitors the fundamental financial and business strategies of our company, and provides a source of advice and counsel to management. The Board also oversees CEO succession planning and is responsible for ensuring that succession planning for other members of senior management is ongoing. In addition, the Board's responsibility includes reviewing and approving major corporate actions, working with management to identify the principal risks of the company's businesses and overseeing the implementation of appropriate risk management systems, as well as evaluating, through the Compensation Committee and the independent directors, the compensation of the CEO and other executive officers.

        The Board meets on a regularly scheduled basis to review significant developments affecting our company, to act on matters requiring approval by the Board and to otherwise fulfill its responsibilities. It also holds special meetings when an important matter requires action or review by the Board between regularly scheduled meetings. The Board has separately designated standing Audit, Compensation, Nominating and Corporate Governance and Health, Safety, Environment and Communities Committees.

        Including in-person and telephonic meetings, during 2012, the Board met 13 times, the Audit Committee met 10 times, the Compensation Committee met 7 times, the Nominating and Corporate Governance Committee met 6 times and the Health, Safety, Environment and Communities Committee met 5 times. Each director participated in at least 75% of the Board meetings that were held in 2012 and all meetings of each committee of which the director was a member that were held during 2012.

        The following table provides membership and meeting information for each of the Board's standing committees:

Director	Independent(1)	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Health, Safety, Environment and Communities Committee
Keith Bailey	Yes	—	—	—	Member
Patrick Condon	Yes	Chair(2)	—	Member	—
William Fox III	Yes	Member(2)	Chair	—	—
Colin Marshall	No	—	—	—	Member
Steven Nance	Yes	Member	—	—	Chair
William Owens	Yes	—	Member	Chair	—
James Voorhees	Yes	—	Member	Member	Member
Number of Meetings in 2012:		10	7	6	5

(1)
The Board has determined that the director is independent as described below under "Independence of Directors."

(2)
The Board has determined that the director is an audit committee financial expert as described below under "Audit Committee Financial Experts and Financial Literacy."

        A brief description of the principal functions of each of the Board's four standing committees follows. Each committee also has certain oversight responsibilities for risk management as described above. The Board retains the right to exercise the powers of any committee to the extent consistent with applicable rules and regulations, and may do so from time to time. For additional information, please refer to the Audit Committee Charter, the Compensation Committee Charter, the Nominating and Corporate Governance Committee Charter, and the Health, Safety, Environment and Communities Committee Charter, which are available on our website at www.cloudpeakenergy.com in the "Corporate Governance and Committee Charters" subsection in the "Investor Relations" section.

  Audit Committee

        The Audit Committee currently consists of Messrs. Condon (Chair), Fox and Nance. The Board has determined that each member of the Audit Committee meets the independence requirements of the rules of the NYSE and our Guidelines on the Independence of the Directors. Each Audit Committee member satisfies the additional audit committee independence standards under Rule 10A-3 of the Exchange Act. In addition, each Audit Committee member is financially literate for purposes of serving on our Audit Committee and each member of the Audit Committee has served as a senior executive of a large organization, and has had significant experience with financial matters relating to those organizations. The Board has determined that Messrs. Condon and Fox are audit committee financial experts as described below under "Audit Committee Financial Experts and Financial Literacy."

        The primary function of the Audit Committee is to assist the Board in fulfilling its responsibility to our stockholders, the investment community and governmental agencies that regulate our activities in its oversight of (1) the integrity of our financial statements, financial reports and other financial information filed with the SEC, (2) the integrity and adequacy of our auditing, accounting and financial reporting processes and systems of internal control over financial reporting, (3) our compliance with legal and regulatory requirements, including internal controls designed for that purpose, (4) the independence, qualifications and performance of our independent registered public accounting firm, and (5) the performance of our internal audit function. The Audit Committee is also responsible for preparing the Audit Committee report that SEC rules require be included in our annual proxy statement. The Audit Committee meets regularly in executive session with the Chief Financial Officer, internal auditor, General Counsel and external auditors, and as a committee. These executive sessions may include other non-employee directors.

  Compensation Committee

        The Compensation Committee currently consists of Messrs. Fox (Chair), Owens and Voorhees. The Board has determined that each member of the Compensation Committee meets the independence requirements of the rules of the NYSE, including those applicable specifically to compensation committee members, and our Guidelines on the Independence of the Directors. Each Compensation Committee member also qualifies as an "outside director" in accordance with Section 162(m) of the Internal Revenue Code (the "Code"), and a "non-employee director" as defined in Rule 16b-3 under the Exchange Act.

        The Compensation Committee determines and oversees the execution of the company's compensation philosophy and oversees the administration of the company's executive compensation program. The primary functions of the Compensation Committee are to:

  •
  review, evaluate and approve, or recommend to the Board or other independent directors of the Board, our agreements, plans, policies and programs to compensate our executive officers and directors;

  •
  oversee our plans, policies and programs to compensate our non-executive employees;

  •
  review and discuss with our management the Compensation Discussion and Analysis ("CD&A") included in our annual proxy statement, and determine whether to recommend to the Board that the CD&A be included in our annual proxy statement, in accordance with applicable rules and regulations;

  •
  produce the Compensation Committee report as required by Item 407(e)(5) of Regulation S-K for inclusion in our annual proxy statement, in accordance with applicable rules and regulations; and

  •
  otherwise discharge the Board's responsibilities relating to compensation of our executive officers and directors.

        The Compensation Committee may, in its discretion and as appropriate, delegate duties and responsibilities to a member or to a subcommittee of the Compensation Committee. However, no subcommittee may be delegated any power or authority required by any law, regulation or listing standard to be exercised by the Compensation Committee as a whole. No subcommittees were formed or met in 2012.

        The Compensation Committee meets in executive session as it deems appropriate to review and consider executive compensation matters without the presence of our executive officers. These executive sessions may include other non-employee directors.

  Other Participants in the Executive Compensation Process

        In addition to the members of the Compensation Committee and members of the Board who may also be in attendance at the Compensation Committee's meetings, our CEO, Senior Vice President, Human Resources and the Compensation Committee's independent executive compensation consultant, Aon Hewitt Associates ("Aon Hewitt"), also participated in and contributed to our executive compensation process during 2012. Ultimately, the Compensation Committee exercises its independent business judgment with respect to recommendations and opinions of these other participants and the Compensation Committee (or our independent directors as a group) makes final determinations about our executive officer compensation.

        CEO—During its meetings throughout 2012, the Compensation Committee invited input from our CEO on executive compensation for 2012, as well as the establishment of 2013 executive compensation. In particular, Mr. Marshall provided the perspective of management to the Compensation Committee regarding executive compensation matters generally and the performance of the executive officers reporting to him. Mr. Marshall provided input on the company targets, and, for the executive officers reporting to him, the personal performance measurements related to our Cloud Peak Energy Inc. Annual Incentive Plan ("Annual Incentive Plan") for 2012 and 2013, base salary levels and other compensation matters. Mr. Marshall did not provide input with respect to his own compensation amounts.

        Compensation Consultants—The Compensation Committee retained the independent executive compensation consultant Aon Hewitt to assist with the evaluation and determinations for our 2012 executive compensation program. Under the terms of the engagement, Aon Hewitt reports directly to the Compensation Committee. Although Aon Hewitt also works in cooperation with management as required to gather information necessary to carry out its obligations to the Compensation Committee, they do not have a separate engagement with our management. Aon Hewitt's review of 2012 compensation included the following, at the Compensation Committee's request:

  •
  Total compensation plan review;

  •
  Review of our Compensation Peer Group and our Performance Peer Group;

  •
  Comparisons of executive positions against our Compensation Peer Group and industry market groups;

  •
  Outside director compensation analysis; and

  •
  Review of grant sizes and types as well as the performance goals utilized under our annual incentive plan and long term incentive plan.

        In connection with its 2013 engagement of Aon Hewitt, the Compensation Committee assessed the independence of Aon Hewitt pursuant to applicable SEC and NYSE rules and concluded that Aon Hewitt's work for the Compensation Committee does not raise any conflict of interest.

  Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee (the "Governance Committee") currently consists of Messrs. Owens (Chair), Condon and Voorhees. The Board has determined that each member of the Governance Committee meets the independence requirements of the NYSE and our

Guidelines on the Independence of Directors. The primary functions of the Governance Committee are to:

  •
  advise the Board and make recommendations regarding appropriate corporate governance practices and assist the Board in implementing those practices;

  •
  assist the Board by identifying individuals qualified to become members of the Board, consistent with the criteria approved by the Board, and recommending director nominees to the Board for election at the annual meetings of stockholders or for appointment to fill vacancies on the Board;

  •
  advise the Board about the appropriate composition of the Board and its committees;

  •
  lead the Board in the annual performance evaluation of the Board and its committees, and of management; and

  •
  direct all matters relating to the succession of our CEO.

  Health, Safety, Environment and Communities Committee

        The Health, Safety, Environment and Communities Committee (the "HSEC Committee") is currently comprised of Messrs. Nance (Chair), Bailey, Marshall and Voorhees. The primary functions of the HSEC Committee are to oversee:

  •
  our compliance with safety, health, environmental and sustainability-related laws and regulatory requirements applicable to our business;

  •
  our initiatives to enhance sustainable business practices and our reputation as a responsible corporate citizen, including the promulgation and enforcement of policies, procedures and practices which promote the protection of the safety and health of our employees, contractors, customers, the public and the environment;

  •
  the plans, programs and processes established by us to evaluate and manage safety, health, environmental and sustainability risks to our business, operations, products and reputation generally; and

  •
  our response to significant safety, health, environmental and sustainability-related public policy, legislative, regulatory, political and social issues, trends or incidents that may affect our business operations, financial performance or public image or the industry in which we operate.

Director Nomination Process

        The Governance Committee identifies and recommends to the Board the candidates for nomination as directors. Stockholders may propose nominees for consideration by our Governance Committee by submitting names and supporting information to Cloud Peak Energy Inc., Attn: Corporate Secretary, 505 South Gillette Avenue, Gillette, Wyoming, 82716 in accordance with our amended and restated bylaws and applicable law. The Board approves the final choice of candidates for nomination and election by the stockholders.

        The Governance Committee selects nominees for the Board, including any nominees proposed for consideration by our stockholders, in accordance with the procedures and criteria set forth in the Corporate Governance Guidelines and the Governance Committee's charter. The Board seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board and the company. In reviewing director candidates, the Governance Committee reviews each candidate's qualifications for membership on the Board and takes into account the qualities required to add value to the company and to the functioning of the Board and its committees such as independence, financial expertise, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate's experience with the experience of other Board members, the candidate's personal and professional integrity and business judgment, and the candidate's willingness to commit the required time to serve as a Board member.

        As provided by our Corporate Governance Guidelines, a Board member is expected to demonstrate high ethical standards and integrity in his personal and professional dealings, act honestly and in good faith with a view to the best interests of the company, devote sufficient time to the affairs of the company and exercise care, diligence and skill in fulfilling his responsibilities, both as a Board member and as a member of any of its standing committees. A Board member is also expected to provide independent judgment on a broad range of issues, understand and challenge the key business plans of the company, be willing to work in a team and be open to opinions of others, and raise the appropriate difficult questions and issues to facilitate active and effective participation in the deliberation of the Board and of each committee on which he serves. Further, each of the Board members should make all reasonable efforts to attend all Board and committee meetings, review the materials provided by management in advance of the Board and committee meetings, and inform the Chairman of the Board before accepting membership on any other board of directors or audit committees. A Board member should also inform the Chairman of the Board of any change in the director's interests that could affect the director's relationship to the company.

        The Governance Committee and the Board may take into account the nature of and time involved in a director's service on other boards in evaluating the suitability of individual directors and making its recommendations to the company's stockholders.

        In accordance with our current Corporate Governance Guidelines, a director who has attained the age of 72 prior to the annual meeting of stockholders in any year shall retire from office at such annual meeting unless the Board approves an exception on a case-by-case basis. Mr. Bailey, a Class I nominee, will turn 72 on April 5, 2014.

        Patrick Condon was recommended to the Governance Committee by Mr. Bailey. After reviewing the qualifications of Mr. Condon, the Governance Committee recommended that Mr. Condon be appointed to the Board. Mr. Condon's appointment to the Board was unanimously approved by the Board on March 5, 2012. Mr. Condon has over forty years of experience in accounting and finance matters. The Board believes that Mr. Condon brings relevant financial and leadership experience to the Board.

Independence of Directors

        Pursuant to our Corporate Governance Guidelines and the rules of the NYSE, our Board is comprised of a majority of directors who satisfy the criteria for "independent directors."

        Annual questionnaires are used to gather input to assist the Governance Committee and the Board in their determinations of the independence of the non-employee directors. Based on the foregoing and on such other due consideration and diligence as it deemed appropriate, the Governance Committee presented its findings to the Board on the independence of (1) Keith Bailey, (2) Patrick Condon, (3) William Fox III, (4) William Owens, (5) Steven Nance, (6) James Voorhees, and (7) Chris Tong, who did not stand for re-election at our 2012 annual meeting of stockholders, in each case in accordance with the applicable federal securities laws, the SEC rules promulgated thereunder, and the applicable rules of the NYSE and our Guidelines on the Independence of the Directors (which may be found in Annex A to our Corporate Governance Guidelines).

        In determining the independence of the non-employee directors, the Governance Committee and the Board considered the limited, indirect potential relationships identified by Mr. Bailey in his independence questionnaire based on directorships with other companies that have conducted ordinary course business with Cloud Peak Energy. Specifically, Mr. Bailey serves on the board of directors of Integrys Energy Group, Inc., a natural gas and electric utility company. The Governance Committee and Board determined that no independence issues arose out of the directorship identified, based on relevant regulatory requirements, the facts that Mr. Bailey was not an employee of Integrys Energy or otherwise involved in those ordinary course business transactions, and the Governance Committee's and Board's assessments in their business judgment.

        The Board concluded that, other than in their capacity as directors, none of the non-employee directors had a material relationship with Cloud Peak Energy, either directly or as a partner, stockholder or officer of an organization that has a relationship with Cloud Peak Energy. The Board further determined that, (1) each director currently serving on the Audit Committee, Compensation Committee and Governance Committee is otherwise independent under applicable NYSE listing standards and our Guidelines on the Independence of the Directors for purposes of serving on the Board, the Audit Committee, the Compensation Committee and the Governance Committee, as applicable, (2) each such non-employee director satisfies the additional audit committee independence standards under Rule 10A-3 of the Exchange Act and the additional independence requirements applicable specifically to Compensation Committee members under the NYSE's listing standards, and (3) each director currently serving on the Compensation Committee qualifies as an "outside director" under Section 162(m) of the Code and a "non-employee director" under Rule 16b-3 of the Exchange Act.

Executive Sessions

        Our Corporate Governance Guidelines provide that every regular meeting of the Board will include one or more executive sessions at which no employee directors or other members of management are present in order to promote free and open discussion and communication among the non-employee directors. At least one executive session per year includes only independent directors. Our current Chairman of the Board, Keith Bailey, who is an independent director, presides over all executive sessions of the Board. If, in the future, our Chairman of the Board were to be a person who is an executive of the company, in accordance with our Corporate Governance Guidelines, our Board would appoint a lead director from among the non-employee directors to preside over the executive sessions of the Board.

Audit Committee Financial Experts and Financial Literacy

        The Board has determined that Messrs. Condon, Fox, and Nance, the current members of the Audit Committee, are each financially literate as interpreted by the Board in its business judgment based on applicable NYSE rules, and that Messrs. Condon and Fox further qualify as an audit committee financial expert, as such term is defined in applicable SEC rules.

Communications with Non-Management Directors and Other Board Communications

        The Board provides a process, pursuant to its Policy Regarding Communications from Stockholders, to enhance the ability of stockholders and other interested parties to communicate directly with the non-management directors as a group, the entire Board, Board committees or individual directors, including the Chairman of the Board and chair of any Board committee.

        Stockholders and other interested parties may communicate by writing to: Cloud Peak Energy Inc., 505 South Gillette Avenue, Gillette, Wyoming 82716, Attn: Corporate Secretary; or via Internet at www.cloudpeakenergy.com by clicking on "Contact the Board" in the "Corporate Governance and

Committee Charters" subsection in the "Investor Relations" section. Stockholders may submit their communications to the Board or individual directors on a confidential or anonymous basis by sending the communication in a sealed envelope marked "Confidential—To be opened only by the Secretary of the Company." The Secretary of the Company will compile all communications submitted using the process described herein and forward such communications to such director or group of directors he deems necessary or appropriate. The Secretary is not required to forward certain communications if it is determined that the communication is (1) unrelated to the duties and responsibilities of the Board, (2) unduly hostile, threatening or illegal, or (3) obscene or otherwise deemed to be inappropriate.

        Stockholder communications that relate to accounting, internal accounting controls or auditing matters will be processed in accordance with our Accounting Complaints Policy. Concerns about accounting or auditing matters may be forwarded on a confidential or anonymous basis to the Audit Committee by writing to: Cloud Peak Energy Inc., 505 South Gillette Avenue, Gillette, Wyoming 82716 Attn: General Counsel; as well as through the Ethics Hotline at (866) 528-0054.

Director Attendance at Annual Meetings

        The Corporate Governance Guidelines provide that directors are expected to attend our Annual Meeting of Stockholders. All of our directors at the time of the 2012 annual meeting of stockholders attended that meeting.

Certain Relationships and Related Party Transactions

  Policies and Procedures for Review and Approval of Related Party Transactions

        Pursuant to our Related Party Transactions Policy, our Audit Committee reviews and approves or ratifies transactions in excess of $100,000 of value in which we participate and in which a director, executive officer or beneficial holder of more than 5% of any class of our voting securities has or will have a direct or indirect material interest. Under this policy, the Audit Committee is to obtain all information it believes to be relevant to a review and approval or ratification of these transactions. After consideration of the relevant information, the Audit Committee is to approve only those related party transactions that the Audit Committee believes are on their terms, taken as a whole, no less favorable to us than could be obtained in an arms-length transaction with an unrelated third party and that the Audit Committee determines are not inconsistent with the best interests of the company.

  Management Services Agreement

        Cloud Peak Energy Inc. entered into the Management Services Agreement with its wholly-owned subsidiary CPE Resources pursuant to which we provide certain management services to CPE Resources. In exchange for the services, CPE Resources reimburses us for compensation and other expenses of certain of our officers and for reasonable out-of-pocket costs and expenses incurred by us for providing the management services, including legal, accounting and other third-party advisors and consultants, certain insurance costs and other items of corporate overhead and costs associated with our maintenance of our corporate existence and status as a reporting company under the federal securities laws. CPE Resources also provides reasonable administrative and support services to us, such as office facilities, equipment, supplies, payroll and accounting and financial reporting. The Management Services Agreement also provides that our employees may participate in CPE Resources' benefit plans, and that CPE Resources employees may participate in our equity incentive plan. CPE Resources has agreed to indemnify us for any losses arising from our performance under the Management Services Agreement, except that we have agreed to indemnify CPE Resources for any losses caused by our willful misconduct or gross negligence. In the event we cease to serve as manager of CPE Resources, the Management Services Agreement will automatically terminate. In 2012, CPE Resources paid us approximately $8.1 million for services rendered under this agreement.

 Policies on Business Conduct and Ethics

        We have established a corporate compliance program as part of our commitment to responsible business practices in all of the communities in which we operate. The Board has adopted a Code of Conduct that applies to all of our directors, officers and employees, which promotes the fair, ethical, honest and lawful conduct in our business relationships with investors, employees, customers, suppliers, competitors, government representatives, and other business associates. In addition, we have adopted a Code of Ethics for Principal Executive and Senior Financial Officers. These two policies form the foundation of a compliance program that includes policies and procedures covering a variety of specific areas of professional conduct, including compliance with laws, conflicts of interest, confidentiality, public corporate disclosures, insider trading, trade practices, protection and proper use of company assets, intellectual property, financial accounting, employment practices, health, safety and environment, and political contributions and payments.

        Both our Code of Conduct and our Code of Ethics for Principal Executive and Senior Financial Officers are available on our website at www.cloudpeakenergy.com in the "Corporate Governance and Committee Charters" subsection in the "Investor Relations" section. In accordance with NYSE and SEC rules, we will disclose any future amendments to our Code of Ethics, or waivers from our Code of Ethics for our Chief Executive Officer or Chief Financial Officer, by posting such information on our website within the time period required by applicable SEC and NYSE rules.

Indemnification of Officers and Directors

        Our amended and restated bylaws require us to indemnify our officers and directors to the fullest extent permitted by the Delaware General Corporation Law. Our amended and restated bylaws also state that Cloud Peak Energy has the power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the company, or is or was serving at the request of the company as a director or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person or on the person's behalf in any such capacity, or arising out of the person's status as such, whether or not the company would have the power to indemnify the person against such liability under the company's bylaws or the Delaware General Corporation Law, provided, however, that such insurance is available on acceptable terms, which determination will be made by the Board.

Management Certifications

        In accordance with the Sarbanes-Oxley Act of 2002 and SEC rules thereunder, our Chief Executive Officer and Chief Financial Officer have signed certifications under Sarbanes-Oxley Section 302, which have been filed as exhibits to our annual report on Form 10-K for the year ended December 31, 2012. In addition, our Chief Executive Officer submitted our most recent certification to the NYSE under Section 303A.12(a) of the NYSE listing standards on June 15, 2012.

 SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

        The following table sets forth information with respect to the number of shares of common stock beneficially owned by each person known by Cloud Peak Energy to beneficially own more than 5% of the outstanding shares of our common stock. Except as otherwise noted, (1) the persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them, and (2) ownership is as of the dates noted below. As of February 28, 2013, there were 61,114,157 shares of our common stock outstanding.

Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percent of Class
T. Rowe Price Associates, Inc.(1)	7,005,900	11.46%
100 E. Pratt Street
Baltimore, MD 21202
BlackRock, Inc.(2)	4,684,960	7.67%
40 East 52nd Street
New York, NY 10022
Artisan Investment Partners Holdings LP(3)	4,319,000	7.07%
875 East Wisconsin Avenue, Ste. 800
Milwaukee, WI 53202
The Vanguard Group, Inc.(4)	3,642,339	5.96%
100 Vanguard Blvd.
Malvern, PA 19355

(1)
This information is based on a Schedule 13G/A filed with the SEC on February 12, 2013, by T. Rowe Price Associates, Inc. ("Price Associates"), in which it reported sole voting power as to 1,417,400 shares and sole dispositive power as to all shares. These securities are owned by various individual and institutional investors for which Price Associates serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(2)
This information is based on a Schedule 13G/A filed with the SEC on February 8, 2013, by BlackRock, Inc., in which it reported sole voting and dispositive power as to all shares.

(3)
This information is based on a Schedule 13G/A filed with the SEC on February 6, 2013, filed jointly by Artisan Partners Holdings LP, Artisan Investment Corporation, Artisan Partners Limited Partnership, Artisan Investments GP LLC, ZFIC, Inc., Andrew A. Ziegler and Carlene M. Ziegler, in which they reported shared voting power as to 4,086,000 shares and shared dispositive power as to all shares.

(4)
This information is based on a Schedule 13G/A filed with the SEC on February 12, 2013, by The Vanguard Group, Inc., in which it reported sole voting power as to 95,878 shares, sole dispositive power as to 3,549,261 shares and shared dispositive power as to 93,078 shares.

        The following table sets forth information with respect to the number of shares of our common stock beneficially owned by (1) our "named executive officers," which, for purposes of this Proxy Statement, refers to the five current executive officers included in the Summary Compensation Table below in this Proxy Statement, (2) each current Cloud Peak Energy director and each nominee for director, and (3) all current Cloud Peak Energy directors and executive officers as a group. Except as otherwise noted, (1) the persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them, and (2) ownership is as of February 28, 2013.

Name and Address(1) of Beneficial Owner	Number of Shares of Common Stock(2)	Percent of Class
Colin Marshall	538,827	*
Gary Rivenes	165,428	*
Michael Barrett	159,646	*
James Orchard	87,255	*
A. Nick Taylor	89,823	*
Keith Bailey	34,362	*
James Voorhees	19,829	*
William Fox III	19,236	*
William Owens	18,423	*
Steven Nance	17,923	*
Patrick Condon	11,581	*
All Current Executive Officers and Directors as a Group (15 persons)	1,336,623	2.19%

*
Less than 1%.

(1)
Address for beneficial owners shown in the table is: c/o Cloud Peak Energy, 505 South Gillette Avenue, Gillette, Wyoming 82716.

(2)
Includes the following shares of unvested restricted stock, common stock underlying restricted stock units and shares issuable upon the exercise of outstanding stock options that are exercisable within 60 days of February 28, 2013, as follows:

Name	Unvested Restricted Stock Awards	Common Stock Underlying Restricted Stock Units	Shares Issuable Upon Exercise of Options
Colin Marshall	55,893	—	367,924
Gary Rivenes	22,623	—	106,132
Michael Barrett	20,255	—	106,132
James Orchard	12,859	—	56,603
A. Nick Taylor	12,528	—	56,603
Keith Bailey	—	14,649	—
James Voorhees	—	13,579	—
William Fox III	—	10,549	—
William Owens	—	10,549	—
Steven Nance	—	10,549	—
Patrick Condon	—	11,581	—

 EXECUTIVE COMPENSATION

Compensation Committee Report

        The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

        The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained in this Proxy Statement. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

                      Compensation Committee
                      William Fox III, Chair
                      William Owens
                      James Voorhees

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis ("CD&A") provides a discussion of the compensation philosophy and objectives that underlie our executive compensation program and how we evaluated and set our executives' compensation for 2012. This CD&A is intended to provide qualitative information concerning how 2012 compensation was earned by and awarded to our named executive officers. Further, it identifies the most significant factors relevant to our 2012 executive compensation decisions as well as any significant changes to our 2013 executive compensation program that have been implemented prior to filing this Proxy Statement and gives context to the data presented in the compensation tables included below in this Proxy Statement. The term "executive officers" means our senior executives who are all listed above under the heading "Executive Officers" and also includes Mr. Marshall (who is listed further above under the heading "Proposal I—Election of Directors" and is also an executive officer). The term "named executive officers" means the five current executive officers identified in the table below.

Our Named Executive Officers

Named Executive Officer	Title
Colin Marshall	President, Chief Executive Officer and Director
Gary Rivenes	Executive Vice President and Chief Operating Officer
Michael Barrett	Executive Vice President and Chief Financial Officer
James Orchard	Senior Vice President, Marketing and Government Affairs
A. Nick Taylor	Senior Vice President, Technical Services

  Executive Summary

        Our executive compensation program is designed to attract and retain highly competent, motivated executives and reward them for superior performance, consistent with creating long-term stockholder value. In a particularly challenging year for the coal industry, we were pleased with our 2012 financial and operational performance. In addition, we significantly reduced our all injury frequency rate and completed several important transactions that should position the company for future growth. These transactions included the Youngs Creek project, which gives us access to significant coal, and the announced sale of our interests in the Decker joint venture. Our 2012 Adjusted EBITDA was down slightly from 2011 (refer to page 61 of our Form 10-K filed on February 14, 2013 for additional information regarding Adjusted EBITDA). We also had a strong total stockholder return for 2012 (stock price performance plus the value of dividends, if any, received) relative to our Performance Peer Group (defined below). From the end of 2011 to the end of 2012, our relative total stockholder return was above the 80th percentile. Our absolute total stockholder return in 2012 was a 0.05% overall, reflecting the difficult coal market. Our total stockholder return in 2012 impacts the three year performance period for performance unit awards granted in 2012 and in certain prior years. Our total compensation for 2012 reflects this mixed performance for the year.

        Our executive compensation program consists of three primary components: base salary, the potential for an annual cash bonus, and an equity-based long-term incentive program. We believe this mix appropriately rewards our executive officers for their overall contribution to company performance, while also aligning their interest with those of our stockholders with the ultimate objective of increasing long-term stockholder value.

        For our CEO and our other named executive officers, each component represents the following percentage of their 2012 total targeted direct compensation:

Compensation Components—CEO	Compensation Components—Other NEOs

        Base salaries are reviewed annually based upon a detailed review of the base salaries for comparable positions of our Compensation Peer Group (defined below) and other market data provided by Aon Hewitt, the Compensation Committee's independent executive compensation consultant. In addition, the Compensation Committee assesses individual performance, experience, and time in position. The following chart shows the adjustments to base salaries made by the Compensation Committee from 2010 through 2013 for the CEO and our other named executive officers:

        The various adjustments that were made to base salaries brought these salaries into better alignment with the base salaries for the respective positions of our Compensation Peer Group, and also were intended to reflect the contribution and performance of the individuals.

        We have adopted a new annual bonus plan for the 2013 year, which is submitted to stockholders for their approval through Proposal IV below. References to the Annual Incentive Plan throughout this CD&A refer to the Annual Incentive Plan that was in effect during the 2012 year. Our Annual Incentive Plan was an annual cash bonus plan designed to reward executives for the achievement of certain annual company performance targets that were approved by the Compensation Committee in January 2012. Under the Annual Incentive Plan, each executive had the potential to earn an annual cash bonus based upon a percentage of the executive's base salary. The Annual Incentive Plan performance targets consisted of three components: Adjusted EBITDA (weighted 60%), safety (weighted 20%) and a discretionary component for personal performance (weighted 20%). If performance targets were exceeded, maximum payouts of up to two times target were possible. For 2012, we were slightly below the Adjusted EBITDA target of $361 million, but achieved close to the target for safety. The Adjusted EBITDA component was awarded at 87% of target and the safety performance component was awarded at 90% of target. The personal performance components of the Annual Incentive Plan were made at levels ranging between 110% and 175%, depending on the assessment of each individual's performance during the year. Although personal performance was discretionary at the sole determination of the Compensation Committee, with respect to the senior executive officers other than himself, our CEO provided his recommendations for these amounts to the Compensation Committee for its consideration. As a result, the Annual Incentive Plan payouts for our named executive officers for 2012 ranged between 92% and 105% of target, which was above the level of payouts awarded in 2011, as shown in the charts below. Improved safety performance was the main driver of this increase.

AIP Payout—CEO	Average AIP Payout—Other NEOs

        The Cloud Peak Energy Inc. 2009 Long Term Incentive Plan ("LTIP") is an equity-based plan designed to align the long-term interests of our executive officers with those of our stockholders. Under the LTIP, each executive is awarded an annual award value based upon a multiple of the executive's base salary. The award consists of three components: restricted stock awards or units (25%), nonqualified stock options (25%) and performance share units (50%). The long term value of the LTIP is a function of our stock price performance over time: if our stock price increases, the value of awards made under the LTIP increases and our executives benefit; if our stock price decreases, the value of awards made under the LTIP decreases and our executives do not achieve some or all of the potential value of the awards.

        Details of our executive compensation program are included in the following sections of our CD&A. Please read them to develop a full understanding of our program. We firmly believe our executive compensation program is in the best interest of our stockholders, is performance based, and is consistent with creating long-term stockholder value.

   Executive Compensation Philosophy and Objectives

        Our executive compensation program is designed to reward our executive officers for their overall contribution to company performance, including the achievement of specific annual, long-term and strategic goals. The executive compensation program also seeks to align executive officers' interest with those of our stockholders by rewarding performance that meets or exceeds established goals, with the ultimate objective of increasing long-term stockholder value. Specifically, the program is designed to:

  •
  Retain and attract a highly competent, motivated team of employees appropriately aligned with the long-term interest of our stockholders;

  •
  Encompass safety and environmental stewardship as core elements of our compensation program;

  •
  Encourage behavior that will enhance both current year performance and long-term growth of stockholder value;

  •
  Target total compensation to be in a range around the 50th percentile of our peer group with the opportunity for enhanced compensation for superior company and individual performance;

  •
  Provide as part of our total compensation base salary, the opportunity for a cash bonus and, as appropriate, the opportunity for equity, linked to the long-term growth in total stockholder return;

  •
  Achieve minimum performance thresholds prior to any incentive compensation being earned;

  •
  Provide market competitive programs of health, welfare and retirement benefits to all employees on an equivalent basis; and

  •
  Make equity ownership and retention guidelines for executives and directors a key component to ensure alignment with long-term stockholder interests.

        The Compensation Committee reviews the compensation philosophy annually to review whether the goals and objectives are being met, and what, if any, changes may be needed to the philosophy.

  Say on Pay

        In 2012, approximately 98% of the votes cast approved on an advisory basis the compensation paid to our named executive officers for the 2011 year. As recommended by our Board of Directors in 2011, a majority of stockholders in 2011 expressed their preference for an advisory vote on executive compensation occurring every year, and we have implemented that recommendation. The Compensation Committee evaluated the results of last year's advisory vote on executive compensation and the support expressed by stockholders, and the Compensation Committee also considered many other factors in evaluating our executive compensation programs as discussed in this CD&A, including the Compensation Committee's assessment of the interaction of our compensation programs with our corporate business objectives, evaluations of our programs by the Committee's independent compensation consultant, and review of data relating to pay practices of our Compensation Peer Group. While each of these factors bore on the Compensation Committee's decisions regarding our named executive officers' compensation, the Compensation Committee did not make any material changes to our compensation programs as a result of the "say on pay" vote in 2012, given the support stockholders expressed for our executive compensation programs.

  Setting Executive Compensation

        The Compensation Committee asked Aon Hewitt, its independent executive compensation consultant (which is discussed in greater detail above under "Corporate Governance" within the subsection titled "Compensation Committee"), to conduct a comprehensive review of Cloud Peak

Energy's 2012 executive officer compensation program in order to assist the Compensation Committee in determining whether any elements of the existing compensation program should be modified. Aon Hewitt's review included the following, at the Compensation Committee's request:

  •
  Total compensation plan review;

  •
  Review of our Compensation Peer Group and our Performance Peer Group;

  •
  Comparisons of executive positions against our Compensation Peer Group and industry market groups;

  •
  Outside director compensation analysis; and

  •
  Review of grant sizes and types as well as the performance goals utilized under our annual incentive plan and long term incentive plan.

        As a result of this review, the Compensation Committee compared the compensation paid to our executives against compensation paid to executives in the Compensation Peer Group. The Compensation Committee's goal is for our executive officers' total compensation (assuming achievement of target for short and long-term incentive awards) to fall at approximately the 50th percentile of our Compensation Peer Group with the opportunity for enhanced compensation for superior company and individual performance. Our Performance Peer Group is used as further described below in connection with our LTIP.

        The Compensation Committee also reviewed the Compensation Peer Group for relevancy, size and competitiveness as compared to us. Aon Hewitt assisted the Compensation Committee in this review by suggesting additional peer group companies for the Compensation Committee to consider based on a variety of criteria, including competition for executive talent, industry and industry-related peers, the size of the company as measured by asset base, revenue or market capitalization, and the availability of compensation data. The Compensation Committee considered the relative size of each of the companies in the Compensation Peer Group as measured by both revenues and market capitalization and also considered whether the companies were in an industry which could be easily compared to our business model. The Compensation Committee also took into account whether analysts and our investors considered these companies to be competitors with us for purposes of their analyses of our business.

        As a result of this review, the Compensation Committee approved a revised list of Compensation Peer Group companies for the purpose of establishing the comparison targets for and annual review of the company's 2012 executive compensation program generally, which is presented below:

2012 Compensation Peer Group

Alpha Natural Resources
Arch Coal
Compass Minerals Intl
Consol Energy
International Coal Group
James River Coal
Patriot Coal
Peabody Energy
Penn Virginia
SM Energy
Walter Energy

  Key Elements of Our Executive Compensation Program

        The following table highlights the key elements of our 2012 executive compensation program and the primary purpose of each element. Each element set forth in the table below is discussed in further detail below in this CD&A.

Element	Objectives and Basis	Key Features
Base Salary	• Provide base compensation that is competitive for each position to reward and motivate individual performance.

•

Targeted to be in a range around the 50th percentile of our Compensation Peer Group.

•

Varies by executive based upon individual skills, experience, responsibilities of the position, and other factors.

Annual Incentive Compensation (Cash Bonus)

•

Provide short term rewards for achieving annual operating, financial and personal performance objectives.

•

Align executive officers' interests with those of our stockholders by promoting strong annual results through maximizing revenue and operating efficiency.

•

Retain executive officers by providing market-competitive compensation.

•

Cash bonus based on achievement of company financial and safety targets.

•

A portion of the cash bonus is based on individual performance at the discretion of the Compensation Committee.

•

Actual payout can vary from 0% to 200% of the target amount.

Long-Term Incentive Awards (Equity)

•

Align executives' interests with stockholders' interests by linking part of each executive officer's compensation to long-term corporate performance.

•

Provide ownership opportunities which promote retention and enable us to attract and motivate our executive officers.

•

Retain executive officers through multi-year vesting of equity grants.

•

Targeted at a level that will provide total direct compensation opportunities (base + annual incentive + equity awards) in a range around the 50th percentile of our Compensation Peer Group's total direct compensation.

•

Utilizes different equity types, including stock options, restricted stock and performance share units to balance the multiple objectives.

•

Long-term equity awards generally vest 100% at the end of a three-year period.

  Base Salary

        The level of base salary paid to our executive officers is determined after considering their experience, skill level, role and level of responsibility within our organization. The Compensation Committee intends to review annually the base salary levels of our executive officers as part of its performance review process. During its review of base salaries for 2012, the Compensation Committee, with the assistance of Aon Hewitt, considered the following additional elements with respect to the individual base salary levels for each of our executive officers:

  •
  market data of our Compensation Peer Group and, as a secondary source, survey data of broader industry and other similar companies, which provided a broader scope of compensation data than the Compensation Peer Group;

  •
  an internal review of each executive officer's base salary and total compensation, both individually and relative to other executive officers; and

  •
  the quality of performance, level of expertise, and level of responsibility of each individual executive officer.

        Based on the Compensation Committee's review of our performance during 2011 and the named executive officers' salaries relative to the market data presented by Aon Hewitt, the Compensation Committee determined that the annual base salaries of Messrs. Barrett, Orchard and Taylor would each be increased to better align their base salaries with the Compensation Peer Group. All other named executive officer salaries were unchanged for 2012. The table below reflects the 2012 annual base salary rate for each named executive officer.

Name	2012 Annual Base Salary	2011 Annual Base Salary
Colin Marshall	$700,000	$700,000
Gary Rivenes	$425,000	$425,000
Michael Barrett	$385,000	$375,000
James Orchard	$340,000	$300,000
A. Nick Taylor	$325,000	$300,000

  Annual Incentive Compensation

        Our Annual Incentive Plan is our cash bonus plan, which has a one-year performance period. Awards under the plan are paid based on actual performance against pre-established company and personal performance targets that are approved in advance by the Compensation Committee. In accordance with the plan, annual incentive compensation is determined after the completion of each fiscal year and is based on operational and financial performance during the year, as well as personal performance.

        The target bonus percentage amounts ("target") under the Annual Incentive Plan awards for 2012 were based on a multiple of each executive's base salary for 2012. After consulting with Aon Hewitt and considering the market data provided by Aon Hewitt, the Compensation Committee determined that no changes to the target multiple used in 2011 for the named executive officers were needed with regard to the 2012 compensation program.

        The following table provides the 2012 target multiple, as well as potential payments which could have been made upon the achievement of a threshold, objective or maximum level of performance. The table also provides for comparison purposes the actual award each of the named executive officers earned during 2012.

Name	2012 Target Award (% of Base Salary)	2012 Threshold: 50% of Target Award ($)	2012 Objective: 100% of Target Award ($)	2012 Maximum: 200% of Target Award ($)	Actual 2012 Award ($)
Colin Marshall	100	350,000	700,000	1,400,000	735,000
Gary Rivenes	75	159,375	318,750	637,500	331,500
Michael Barrett	75	144,375	288,750	577,500	294,600
James Orchard	60	102,000	204,000	408,000	208,100
A. Nick Taylor	60	97,500	195,000	390,000	179,400

        The measurement objectives for the plan were established at the beginning of 2012 by the Compensation Committee. There are three components that determined 2012 awards under the Annual Incentive Plan: Adjusted EBITDA (weighted 60%), safety (weighted 20%) and a discretionary component for personal performance (weighted 20%). Although personal performance is discretionary at the sole determination of the Compensation Committee, with respect to the senior executive officers other than himself, our CEO provided his recommendations for these amounts to the Compensation Committee for its consideration.

        The threshold, objective and maximum for the Adjusted EBITDA and safety components, including actual results achieved for each component for 2012, are shown in the following table:

Metric	Threshold	Objective	Maximum	Actual 2012 Result
Adjusted EBITDA(1) (in millions)	$278	$361	$427	$339
Safety (AIFR)(2)	0.73	0.58	0.44	0.61
		(+ zero fatalities)	(+ zero fatalities)

(1)
Refer to page 61 of our Form 10-K filed on February 14, 2013 for additional information regarding Adjusted EBITDA and assumptions that were used to calculate the results of such target.

(2)
See below for a discussion of the differences between our all injury frequency rate (AIFR) calculation for the Annual Incentive Plan compared to the Mine Safety and Health Administration (MSHA) methodology.

        In setting the company performance objectives for 2012, the Compensation Committee considered a variety of factors, including (i) the continued importance of safety in the company's culture and the desire to continuously improve the company's safety record, (ii) setting financial performance targets at a level which will appropriately incentivize and compensate executive officers, and (iii) the importance of holding each executive accountable for his individual contribution to our success.

        In establishing Adjusted EBITDA targets for 2012, the Compensation Committee reviewed a sensitivity analysis to the key business drivers of Adjusted EBITDA. This sensitivity analysis sought to identify opportunities and risks for each of the key business drivers to establish the threshold, objective, and maximum Adjusted EBITDA targets. Key business drivers included sales volumes, coal prices and operating costs, including diesel fuel, labor and explosives costs. Lower shipments in 2012 partially offset by higher Adjusted EBITDA and realized derivative gains from our Logistics and Related Activities segment caused 2012 Adjusted EBITDA results to be below target.

        Taking into account the recommendation of management, the Compensation Committee again used a rolling three-year average of our AIFR to establish the safety threshold. Objective (target) and maximum levels were established by reducing the threshold number by 20% and 40%, respectively. We calculate our AIFR using the same methodology used to report monthly to MSHA, which is calculated by multiplying the number of reportable injuries times 200,000, divided by the total number of hours of employee exposure. The number we report to MSHA is required to include only the employees at our three owned and operated mines and does not include contractors, visitors or employees at our non-mine sites. However, the safety number we use for our Annual Incentive Plan is based on all our employees and includes contractors and all other visitors to all our sites. As such, our number for purposes of our Annual Incentive Plan target is usually different than the MSHA number we report publicly. During 2012, we calculated an AIFR of 0.61, compared to a 0.82 reported by MSHA. The difference is the result of the increased number of total hours of employee exposure due to the inclusion of all our employees, contractors and visitors, and is also positively impacted by the fact that contractors had no reportable injuries during 2012. During 2012, our employees suffered 12 reportable injuries, a significant decrease compared to 2011, resulting in an improved AIFR.

        The following table provides a quantitative supplemental breakdown of the three components that make up the named executive officers' actual 2012 award under our Annual Incentive Plan. Both the dollar amount of the award and the award as a percentage of each named executive officer's target are displayed for each component.

	ADJUSTED EBITDA Weighting: 60% Result as % of Target: 87%	SAFETY Weighting: 20% Result as % of Target: 90%	DISCRETIONARY PERSONAL PERFORMANCE Weighting: 20%			Total 2012 Award
	Dollar Amount of Award	Dollar Amount of Award	Result as % of Target	Dollar Amount of Award	Total Performance Score	($)	As a % of Base Salary
Colin Marshall	$364,000	$126,000	175%	$245,000	105%	$735,000	105%
Gary Rivenes	$165,800	$57,400	170%	$108,300	104%	$331,500	78%
Michael Barrett	$150,200	$52,000	160%	$92,400	102%	$294,600	77%
James Orchard	$106,100	$36,800	160%	$65,200	102%	$208,100	61%
A. Nick Taylor	$101,400	$35,100	110%	$42,900	92%	$179,400	55%

  Long-Term Equity-Based Awards

        The LTIP provides for the grant of a variety of equity-based awards, including share based awards and options, and awards contingent on performance. The LTIP is intended to promote our long-term success and increase long-term stockholder value by attracting, motivating and retaining our non-employee directors, officers and employees. Additionally, to better align our executive officers' long-term interests with those of our stockholders, the LTIP does not allow for the repricing of stock options once they are awarded unless approved by our stockholders.

        We intend for a significant portion of our total compensation provided to our executive officers to consist of equity-based compensation. For 2012, the Compensation Committee awarded a mix of non-qualified stock options, shares of restricted stock and performance share units to accomplish several objectives, including:

  •
  providing an incentive for our executive officers to grow long-term stockholder value;

  •
  providing an incentive for our executive officers to preserve long-term stockholder value and avoid excessive risks; and

  •
  positively impacting executive officer retention.

        Equity Award Material Terms—We grant equity awards to our executives and certain other employees annually, generally in March of each year. As determined by the Compensation Committee, stock options have a fixed term (subject to a 10 year maximum) after which they will not be exercisable. Stock options and restricted stock awards or units vest on the basis of time as determined by the Compensation Committee, which is three years in the case of all awards granted to-date. All outstanding equity awards vest on an accelerated basis in connection with a change in control and upon certain types of termination of employment. For information regarding the terms of this accelerated vesting, please see "Potential Payments Upon Termination or Change in Control—LTIP Awards."

        Our performance share units require a minimum relative stock performance compared to our Performance Peer Group. Payouts also depend on whether the company has a positive total stockholder return for the performance period. Performance share units are intended to provide market-competitive compensation to our executive officers. The performance conditions are established by the Compensation Committee at the outset of the performance period, which is three years. The performance condition that the Compensation Committee determined to use in order to more closely align this element of the named executive officers' compensation with our stockholders' interests is relative total stockholder return (RTSR), which is calculated by comparing our total stockholder return (TSR) to the TSR of our Performance Peer Group over the performance period. TSR is calculated as follows:

TSR(1) =	End of Period Share Price - Beginning of Period Share Price + Dividends(2) Beginning of Period Share Price

(1)
Share prices are calculated based on a multi-day average, as provided by the relevant award agreement.

(2)
Assumes the reinvestment of dividends paid in the applicable shares during the performance period as of the last trading day of each applicable fiscal quarter in which dividends are paid.

        Performance share unit awards will vest at target if the company's RTSR for the three year performance period is at least at the median level of the Performance Peer Group total stockholder return. Awards can vest at an enhanced percentage of the target award in the case of an RTSR level above targeted levels (up to 200%). Likewise, no award would be earned if RTSR is below a threshold level. Award payouts also depend on whether the company has a negative total stockholder return for the performance period.

        Performance Peer Group—In connection with the award of performance share units in 2012, the Compensation Committee established a separate performance peer group against which the company's total stockholder return could be measured. The Compensation Committee asked Aon Hewitt to assist in developing a performance peer group, and, together with Aon Hewitt, the Compensation Committee looked at the addition of oil and gas companies, taking into account that this industry, particularly those companies with a focus on natural gas production, is generally considered a direct competitor to the coal industry and often shares our customer base. The Compensation Committee considered the relative size of the proposed companies, as well as the overall mix of coal and oil and gas companies in the performance peer group. In 2012, the Compensation Committee approved the following Performance Peer Group:

Performance Peer Group

Alliance Resource Partners
 Alpha Natural Resources
Arch Coal
Berry Petroleum
Cabot Oil & Gas
 Consol Energy
EQT Corp.
Forest Oil Corp.

James River Coal
Newfield Exploration Co.
Noble Energy
 Patriot Coal
Peabody Energy
Penn Virginia
Sandridge Energy
 SM Energy
Walter Energy
Whiting Petroleum Corp.

*
Italics denotes companies which are common as between the Performance and Compensation Peer Groups.

        Equity Awards for 2012—Our equity program is based on the award of equity equal to a certain percentage of the executive's base salary, or "target multiple" in the form of restricted stock awards or units (25%), nonqualified stock options (25%) and performance share units (50%). The Compensation Committee made no changes to the 2012 target multiples for any of the named executive officers.

        The following table provides the LTIP target multiples for 2012 executive compensation programs for each of the named executive officers:

Name	2012 Target as % of Base Salary	% of Target: Restricted Stock Awards	% of Target: Nonqualified Stock Options	% of Target: Performance Share Units (at Target)	% of Target: Performance Share Units (at Maximum)
Colin Marshall	300	25	25	50	100
Gary Rivenes	200	25	25	50	100
Michael Barrett	200	25	25	50	100
James Orchard	150	25	25	50	100
A. Nick Taylor	150	25	25	50	100

        Clawback Feature—Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") requires the SEC to direct national securities exchanges to prohibit the listing of any security of an issuer that fails to develop and implement a clawback policy to recover certain incentive-based compensation in the event of a financial restatement due to material non-compliance with any financial reporting requirement. Beginning with the 2011 equity grants, the Compensation Committee introduced a provision into our equity grant agreements whereby the equity grants to executive officers and other employees are subject to any clawback policies the company may adopt which may result in the reduction, cancellation, forfeiture or recoupment of such grants if certain specified events occur, including, but not limited to, an accounting restatement due to the company's material noncompliance with financial reporting regulations. The Compensation Committee also introduced a similar provision into our 2013 Annual Incentive Plan. Although the company has not yet adopted a separate policy, it anticipates doing so upon promulgation of final rules, if not sooner, and is continuing to monitor the relevant laws and regulations regarding clawback policies.

        Stock Ownership Guidelines—In January 2011, the Compensation Committee established stock ownership guidelines for our executive officers and certain other employees. These guidelines reinforce the importance of aligning the interests of our executive officers with the interests of our stockholders. The guidelines are expressed in terms of the value of their equity holdings as a multiple of each named executive officer's base salary, as follows:

Name	Stock Ownership Guideline
Colin Marshall	5X Base Salary
Gary Rivenes	3X Base Salary
Michael Barrett	3X Base Salary
James Orchard	2X Base Salary
A. Nick Taylor	2X Base Salary

        Equity interests that count toward the satisfaction of the ownership guidelines include stock owned outright by the employee or jointly owned, unvested restricted stock or stock units, and, to the extent provided, stock owned in a company-sponsored retirement plan. Although the employees are not subject to a minimum number of years in which to achieve their ownership goals, they are generally prohibited from selling or transferring any stock granted by the company that would cause them to drop below their ownership guideline level. None of the named executive officers met the applicable guidelines as set forth in the table above based upon the closing price of the company's stock on December 31, 2012 of $19.33 and each named executive officer's applicable salary as of that date.

        Additionally, we have stock ownership guidelines for our non-employee directors. For information regarding these guidelines, please see "Director Compensation" below.

  Other Benefits

        Retirement and Health and Welfare—We offer the same types of retirement, health and welfare benefits to all of our employees, including to our executive officers, as part of our total executive compensation package. Our programs are designed to be competitive and cost-effective. It is our objective to provide core benefits, including medical, retirement, life insurance, and paid time off to all our employees and executive officers. Benefits programs are reviewed on a periodic basis by comparing against companies with which we directly compete, reviewing published survey information, and obtaining advice from various third party benefits consultants.

        Our executive officers and other employees participate in our tax-qualified defined contribution savings plan, which we refer to as the Profit Sharing Plan. The Profit Sharing Plan is designed to attract and retain key talent by providing our executive officers and other employees with a competitive retirement program. We also offer a retiree medical plan that is designed to provide retiree medical benefits for our executive officers and other employees once they reach age 55 and have 10 years of continuous service combined with Rio Tinto and us or age 65. We provide a company match for 401(k) participants of up to the first 6% of the individual's contributions, and contribute a profit sharing contribution of 6% of base salary and a portion of the annual cash bonus for each of our employees, including our named executive officers.

        We also offer a non-qualified deferred compensation program ("NQDC Plan") to the executive officers and select other high-level employees. The NQDC Plan was put in place to continue our efforts to remain competitive with our benefit programs and is designed to allow the deferral of pre-tax compensation in excess of the limits imposed by the Internal Revenue Service under our 401(k) and profit sharing plans. Participants are eligible to defer up to 80% of their base salary and 100% of their Annual Incentive Plan bonus award earned during the year. Similar to our 401(k) plan, participants are eligible to receive a dollar-for-dollar company match of up to 6% of their deferrals. The NQDC Plan also provides a company contribution consistent with the design of our Profit Sharing Plan. Additional information regarding the material terms of the NQDC Plan is set forth under "—Executive Compensation Tables—Nonqualified Deferred Compensation."

        Employment Agreements—We have entered into employment agreements with all our executive officers. These employment agreements provide assurances as to position, responsibility, location of employment and certain compensation terms, which, if breached, would constitute "good reason" to terminate employment with us. Each agreement is structured to have a term of three years that, commencing at the end of such three year period and each year thereafter, will extend automatically for one year unless advance written notice by either party is provided. In addition, the agreements provide for:

  •
  Specified base salaries.

  •
  Participation in all of our employee benefit plans on the same basis as our other senior management.

  •
  Termination benefits, including, in specified circumstances, severance payments.

  •
  Annual bonuses pursuant to our Annual Incentive Plan and grants pursuant to our LTIP, including stock options, restricted stock and performance share units.

        We have not entered into separate severance agreements with our executive officers and instead rely on the terms of the executive's employment agreement and LTIP award agreements to dictate the terms of any severance and change in control arrangements. Our employment agreements do not provide for accelerated or enhanced cash payments or health and welfare benefits upon a change in control, but do provide for such payments upon the termination of the executive's position for "good reason" or "without cause," which are defined in the employment agreement and described in more detail in "Potential Payments Upon Termination or Change in Control" below. Each of the executive officer's LTIP award agreements set forth acceleration terms in the event of a termination within two years of a change in control or termination of the executive's position by the executive for good reason or by us without cause. Additional information regarding these severance terms is set forth below under "Potential Termination and Change in Control Benefits Table."

        Perquisites—It is our policy to not grant perquisites to our named executive officers as a matter of good practice, although the Compensation Committee reserves the right to grant perquisites in the future if it finds that doing so furthers its compensation goals and objectives.

  Changes in Executive Compensation Program for 2013

        During its review of the planned 2013 executive compensation program, the Compensation Committee reviewed market data from our new Compensation Peer Group and secondary source data from general industry, as well as the individual performance of the CEO and each other senior executive officer, company performance, our compensation philosophy and changes made to the program and individual compensation in 2012. The Compensation Committee approved a modified compensation peer group for 2013, to focus on coal industry companies. As a result of that review, the Compensation Committee made the following adjustments to base salaries for certain of its named executive officers:

Name	2013 Annual Base Salary	2012 Annual Base Salary
Colin Marshall	$740,000	$700,000
Gary Rivenes	$450,000	$425,000
Michael Barrett	$400,000	$385,000
James Orchard	$350,000	$340,000

        These adjustments were made primarily to account for changes in the market data reviewed by the Compensation Committee and also to address personal performance during 2012. Furthermore, the Compensation Committee revised the performance measurements for the performance share units granted in 2013 to remove companies who had been acquired by other peer companies and add four additional coal companies to the list of peer companies. The Compensation Committee also determined to begin granting restricted stock units instead of restricted stock awards. No other significant changes to the 2013 executive compensation program were made compared to 2012.

  Tax Deductibility of Executive Compensation

        Pursuant to Section 162(m) of the Internal Revenue Code, certain compensation paid to our chief executive officer and our three most highly compensated executive officers (other than our chief financial officer) in excess of $1 million is not tax deductible, except to the extent it constitutes performance-based compensation. We have designed certain elements of compensation for our executive officers to be performance-based compensation under Section 162(m) of the Internal Revenue Code in order to maintain the deductibility of that compensation when we felt that performance-based compensation was appropriate for those executive officers. To this end, we previously requested that our stockholders approve the material terms of our LTIP at the 2011 annual meeting of stockholders, and we are requesting approval of the material terms of the 2013 Annual Incentive Plan through Proposal IV below, for purposes of Section 162(m) of the Internal Revenue Code, as stockholder approval of the material terms of these two plans is necessary for us to design awards as performance-based compensation for our covered executive officers. The Compensation Committee considers its primary goal to design compensation strategies that further the best interests of our stockholders. In certain cases, it may determine that the amount of tax deductions lost is not significant when compared to the potential opportunity a compensation program provides for creating long-term stockholder value. The Compensation Committee therefore retains the ability to evaluate the performance of our executive officers and to pay appropriate compensation, even if some of it may be non-deductible. For example, the Compensation Committee retained the 20% personal performance component of the 2013 Annual Incentive Plan awards even through that portion would not be deductible as performance-based compensation under Section 162(m).

Review of and Conclusion Regarding All Components of Executive Compensation

        Overall, the Compensation Committee finds the named executive officers' total compensation to be fair, reasonable and consistent with the company's executive compensation philosophy.

Important Note Regarding Compensation Tables

        The following compensation tables in this Proxy Statement have been prepared pursuant to SEC rules. Although some amounts (e.g., salary, bonus and non-equity incentive plan compensation) represent actual dollars paid to an executive, other amounts are estimates based on certain assumptions about future circumstances (e.g., payments upon termination of an executive's employment) or they may represent dollar amounts recognized for financial statement reporting purposes in accordance with FASB ASC Topic 718, but do not represent actual dollars received by the executive (e.g., dollar values of stock awards and option awards). The footnotes and other explanations to the Summary Compensation table and the other tables herein contain important estimates, assumptions and other information regarding the amounts set forth in the tables and should be considered together with the quantitative information in the tables.

Executive Compensation Tables

2012 Summary Compensation Table

        The following table sets forth information regarding compensation for each of our named executive officers for fiscal years 2012, 2011, and 2010. Although Mr. Taylor was not a named executive officer in 2010, SEC rules require disclosure of his compensation for all fiscal years covered in this table.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)
Colin Marshall(5)	2012	700,000	—	1,612,658	524,792	735,000	136,986	3,709,436
President and Chief	2011	699,999	—	1,531,444	524,999	630,000	92,373	3,478,815
Executive Officer	2010	650,000	—	—	—	1,202,500	44,384	1,896,884
Gary Rivenes	2012	425,001	—	652,750	212,410	331,500	77,685	1,699,345
Executive Vice	2011	424,998	—	619,851	212,489	280,500	65,733	1,603,571
President and Chief	2010	374,999	—	—	—	523,200	25,014	923,213
Operating Officer
Michael Barrett	2012	384,810	—	591,305	192,417	294,600	70,192	1,533,324
Executive Vice	2011	374,999	—	546,926	187,499	247,500	60,623	1,417,547
President and Chief	2010	374,999	—	—	—	562,500	72,433	1,009,932
Financial Officer
James Orchard	2012	339,235	—	391,650	127,446	208,100	58,544	1,124,975
Senior Vice President,	2011	299,998	—	328,152	112,492	176,400	52,773	969,815
Marketing and	2010	299,998	—	—	—	333,000	52,791	685,790
Government Affairs
A. Nick Taylor	2012	324,519	—	374,365	121,819	179,400	53,850	1,053,954
Senior Vice President,	2011	299,998	—	328,152	112,492	151,200	52,959	944,801
Technical Services	2010	299,998	—	—	—	327,600	26,352	653,950

(1)
The amounts reported in the "Stock Awards" column for 2012 reflect the aggregate grant date fair value of the restricted stock and performance share unit awards granted under the LTIP during fiscal 2012, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. Further details of the methods and assumptions used for purposes of valuing these awards are included in Note 17 of the Notes to Consolidated Financial Statements included in our Form 10-K for fiscal 2012.

(2)
The amounts reported in the "Option Awards" column for 2012 reflect the aggregate grant date fair value of the stock option awards granted under the LTIP during fiscal 2012, computed in accordance with FASB ASC Topic 718. Further details of the methods and assumptions used for these awards are included in Note 17 of the Notes to Consolidated Financial Statements included in our Form 10-K for fiscal 2012.

(3)
For 2012, the amounts shown represent payments earned by each named executive officer under our Annual Incentive Plan for performance during that year.

(4)
The amounts shown in the "All Other Compensation" column with respect to 2012 are more fully described in the All Other Compensation table included below.

(5)
Mr. Marshall does not receive compensation for his service on the Board.

   All Other Compensation

Name	Company Contrib. to 401(k) Plan($)	Company Contrib. to Profit Sharing Plan($)	Company Contrib. to NQDC Plan($)	Company Profit Sharing Contrib. Under NQDC Plan($)	Other(a)($)	Total($)
Colin Marshall	15,000	11,337	59,146	49,563	1,940	136,986
Gary Rivenes	15,000	9,780	27,330	24,134	1,440	77,685
Michael Barrett	15,000	9,582	22,938	20,931	1,740	70,192
James Orchard	15,000	9,708	15,938	15,938	1,960	58,544
A. Nick Taylor	13,735	9,606	14,809	13,901	1,800	53,850

(a)
Includes the following amounts for the annual safety award: Mr. Marshall, $500; Mr. Barrett, $300; Mr. Orchard, $600; and Mr. Taylor, $500. Also includes the following long-term disability premiums paid by us on behalf of the individual: Mr. Marshall, $1,440; Mr. Rivenes, $1,440; Mr. Barrett, $1,440; Mr. Orchard, $1,360; and Mr. Taylor, $1,300.

  2012 Grants of Plan Based Awards

        The following table reflects Annual Incentive Plan awards, performance share unit awards, stock options and restricted stock awards granted to each of our named executive officers in 2012.

									All Other Stock Awards: Number of Shares of Stock or Units (#) (i)(4)	All Other Option Awards: Number of Securities Underlying Options (#) (j)(5)		Grant Date Fair Value of Stock and Option Awards ($)(l)(6)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)					Exercise or Base Price of Option Awards ($/Sh) (k)
Name (a)	Type of Award(1)	Grant Date (b)	Threshold ($)(c)	Target ($)(d)	Maximum ($)(e)	Threshold (#)(f)	Target (#)(g)	Maximum (#)(h)
Colin Marshall	AIP		350,000	700,000	1,400,000
	PSU	3/15/2012				30,882	61,764	123,528				1,087,664
	NQ	3/15/2012								58,011	17.00	524,792
	RSA	3/15/2012							30,882			524,994
Gary Rivenes	AIP		159,375	318,750	637,500
	PSU	3/15/2012				12,500	25,000	50,000				440,250
	NQ	3/15/2012								23,480	17.00	212,410
	RSA	3/15/2012							12,500			212,500
Michael Barrett	AIP		144,375	288,750	577,500
	PSU	3/15/2012				11,323	22,647	45,294				398,814
	NQ	3/15/2012								21,270	17.00	192,417
	RSA	3/15/2012							11,323			192,491
James Orchard	AIP		102,000	204,000	408,000
	PSU	3/15/2012				7,500	15,000	30,000				264,150
	NQ	3/15/2012								14,088	17.00	127,446
	RSA	3/15/2012							7,500			127,500
A. Nick Taylor	AIP		97,500	195,000	390,000
	PSU	3/15/2012				7,169	14,338	28,676				252,492
	NQ	3/15/2012								13,466	17.00	121,819
	RSA	3/15/2012							7,169			112,873

(1)
Type of Award:

AIP = Cash payment under the Annual Incentive Plan

PSU = Performance share units granted under the Long-Term Incentive Plan

NQ = Non-qualified stock options granted under the Long-Term Incentive Plan

RSA = Restricted stock awards granted under the Long-Term Incentive Plan

(2)
The amounts in columns (c), (d), and (e) represent the threshold, target and maximum payment levels with respect to the 2012 annual cash incentive awards under our Annual Incentive Plan. Actual bonus payouts for 2012, which were made in March 2013, are reflected in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

(3)
The amounts in columns (f), (g), and (h) represent the threshold, target and maximum number of shares of our common stock that may be earned with respect to grants of performance share units in 2012 under our LTIP.

(4)
The amounts reported in column (i) are the number of restricted shares of our common stock granted to each named executive officer in 2012 under our LTIP.

(5)
The amounts reported in column (j) are the number of stock options granted to each named executive officer in 2012 under our LTIP. The exercise price of stock options is equal to the closing market price of our common stock on the date of grant of the option.

(6)
Amounts for restricted stock, performance share unit and stock option awards represent each award's grant date fair value computed in accordance with FASB ASC Topic 718, based on the closing price of our stock on the date of grant. The value of performance share units is based upon the estimated outcome of the market condition applicable to the awards as required by FASB ASC Topic 718. See footnotes (1) and (2) to the Summary Compensation Table for additional information about the assumptions used in calculating these amounts.

  Annual Incentive Plan Awards

        The amounts shown in the Grants of Plan Based Awards table for annual cash incentive awards represent the threshold, target and maximum amounts of annual cash incentive compensation that, depending on performance results, might have been paid to each officer for 2012 performance. The actual amount paid for 2012 is included in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table. The treatment of awards paid out under our Annual Incentive Plan in the event of certain terminations of employment and/or upon the occurrence of a change in control is described below under "—Potential Payments Upon Termination or Change in Control."

  Long-Term Incentive Plan Awards

        In 2012, each of our named executive officers received a restricted stock award, a non-qualified stock option award and a performance share unit award. The restricted stock awards and non-qualified stock option awards are scheduled to vest as to 100% on March 15, 2015, contingent upon continued employment. A named executive officer will not receive dividends, if any, on restricted stock until the shares have fully vested and, upon the vesting date, the officer will be paid any dividends that may have accrued on the restricted shares in the form of additional shares of unrestricted stock. The performance share unit award is subject to performance vesting requirements based upon the achievement of certain performance goals tied to total stockholder return, as detailed in the grant award agreements. Final vesting of the performance share units could be from 0 to 200% of target based on actual performance achieved during the performance period. The performance share units are also contingent upon the continued employment of the named executive officer through the last day of the performance period, which began on January 1, 2012 and ends on December 31, 2014. The named executive officers will earn dividend equivalents, if any, on the performance share units, which will be reinvested into additional performance share units. Additional information regarding these awards may be found above under "—Compensation Discussion and Analysis—Key Elements of Our Executive Compensation Program—Long-Term Equity-Based Awards." The treatment of awards granted under our LTIP in the event of certain terminations of employment and/or upon the occurrence of a change in control is described below under "—Potential Payments Upon Termination or Change in Control."

  2012 Outstanding Equity Awards at Year End

        The table below sets forth information regarding outstanding equity awards held at the end of 2012 by our named executive officers. No awards were granted to our named executive officers in 2010.

	Option Awards(1)				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)(2) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3) (j)
Colin Marshall
2009 NQ	367,924	0	15.00	11/20/2019
2011 NQ	0	42,101	20.99	3/8/2021
2011 RSA					25,011	483,213
2011 PSU							25,011	483,463
2012 NQ	0	58,011	17.00	3/15/2022
2012 RSA					30,882	596,949
2012 PSU							123,528	2,387,796
Gary Rivenes
2009 NQ	106,132	0	15.00	11/20/2019
2011 NQ	0	17,040	20.99	3/8/2021
2011 RSA					10,123	195,576
2011 PSU							10,123	195,678
2012 NQ	0	23,480	17.00	3/15/2022
2012 RSA					12,500	241,625
2012 PSU							50,000	966,500
Michael Barrett
2009 NQ	106,132	0	15.00	11/20/2019
2011 NQ	0	15,036	20.99	3/8/2021
2011 RSA					8,932	172,566
2011 PSU							8,932	172,656
2012 NQ	0	21,270	17.00	3/15/2022
2012 RSA					11,323	218,874
2012 PSU							45,294	815,534
James Orchard
2009 NQ	56,603	0	15.00	11/20/2019
2011 NQ	0	9,021	20.99	3/8/2021
2011 RSA					5,359	103,536
2011 PSU							5,359	103,589
2012 NQ	0	14,088	17.00	3/15/2022
2012 RSA					7,500	144,975
2012 PSU							30,000	579,900
A. Nick Taylor
2009 NQ	56,603	0	15.00	11/20/2019
2011 NQ	0	9,021	20.99	3/8/2021
2011 RSA					5,359	103,536
2011 PSU							5,359	103,589
2012 NQ	0	13,466	17.00	3/15/2022
2012 RSA					7,169	138,577
2012 PSU							28,676	554,308

(1)
Option awards vest with respect to 100% of the underlying shares on the third anniversary of the date of grant. The 2009 option awards (2009 NQ) vested in full on November 20, 2012. The 2011 option awards (2011 NQ) will vest in full on March 8, 2014, and the 2012 option awards (2012 NQ) will vest in full on March 15, 2015, in each case subject to the continued employment of the named executive officer through the applicable vesting date. The treatment of outstanding option awards in the event of certain terminations of employment and/or upon the occurrence of a change in control is described below under "—Potential Payments Upon Termination or Change in Control."

(2)
Restricted stock awards vest with respect to 100% of the shares subject to the award on the third anniversary of the date of grant. The 2011 restricted stock awards (2011 RSA) will vest in full on March 8, 2014 and the 2012 restricted stock awards (2012 RSA) will vest in full on March 15, 2015, in each case subject to the continued employment of the named executive officers through the applicable vesting date. The treatment of outstanding restricted stock awards in the event of certain terminations of employment and/or upon the occurrence of a change in control is described below under "—Potential Payments Upon Termination or Change in Control."

(3)
Represents the market value of outstanding awards based on the closing price of $19.33 per share of our common stock on December 31, 2012, the last trading day of fiscal 2012.

(4)
The 2011 award of performance share units (2011 PSU) has a three-year performance period that began on January 1, 2011 and ends on December 31, 2013, and the 2012 award of performance share units (2012 PSU) has a three-year performance period that began on January 1, 2012 and ends on December 31, 2014. As of December 31, 2012, our relative total stockholder return with respect to the 2011 PSU award would have resulted in a ranking below the threshold level of the awards. Therefore, the amount reported in the table is the lowest number in excess of 0 that could be earned with respect to the 2011 PSU, which is the threshold level. As of December 31, 2012, our relative total stockholder return with respect to the 2012 PSU award would have resulted in a ranking at 190% of the target level. Therefore, the amount reported in the table is the maximum level. The vesting schedule applicable to the 2011 PSU and 2012 PSU is described above in our CD&A under "—Key Elements of Our Executive Compensation Program—Long Term Equity-Based Awards." The treatment of outstanding performance share unit awards in the event of certain terminations of employment and/or upon the occurrence of a change in control is described below under "—Potential Payments Upon Termination or Change in Control."

  2012 Option Exercises and Stock Vested

        The table below sets forth information regarding the outstanding awards under our LTIP held by named executive officers which vested during 2012. None of our named executive officers exercised any stock options during the 2012 year.

	Stock
Name	Number of Shares Acquired(1)	Value Realized(2)
Colin Marshall	195,200	$3,812,256
Gary Rivenes	56,450	$1,102,469
Michael Barrett	56,450	$1,102,469
James Orchard	30,200	$589,806
A. Nick Taylor	31,051	$606,520

(1)
The number of shares acquired is reported on a gross basis. We withheld the necessary number of shares of common stock in order to satisfy withholding taxes, thus the named executive officers actually received a lower number of shares of our common stock than the number reported in this table.

(2)
The value realized is calculated based upon the value of our common stock on the applicable vesting date for each award.

  Pension Benefits

        We do not sponsor or maintain any plans that provide for specified retirement payments or benefits, such as tax-qualified defined benefit plans or supplemental executive retirement plans.

  Nonqualified Deferred Compensation

        The named executive officers are eligible to participate in our tax-qualified 401(k) plan and the profit sharing plan, which are available to all employees generally. In addition, the named executive officers are eligible to participate in our NQDC Plan. The NQDC Plan is designed to allow the deferral of pre-tax compensation in excess of the limits imposed by the Internal Revenue Service under our 401(k) and profit sharing plans. Participants are eligible to defer up to 80% of their base salary and 100% of their Annual Incentive Plan bonus award earned during the year. Similar to our 401(k) plan, participants are eligible to receive a dollar-for-dollar company match of up to 6% of their deferrals. The NQDC Plan also provides a company contribution consistent with the design of our profit sharing plan.

        Participants are entitled to elect investment of their accounts under the NQDC Plan. Investment alternatives under the NQDC Plan are substantially similar to the types of investments available under our 401(k) plan; all of which are mutual funds available to the public. Participants are credited with the returns actually earned with respect to those underlying mutual funds. Consequently, no above market or preferential earnings are provided under the NQDC Plan and none of the earnings reported in the Nonqualified Deferred Compensation Table below are included in the Summary Compensation Table set forth above. Participants may change their investment options on a daily basis.

        Executives may choose how and when to receive payments under the NQDC Plan. Payments under the NQDC Plan will be made on the earlier to occur of termination of service or an earlier scheduled date. The NQDC Plan provides for payments of benefits upon a participant's retirement or disability in cash, an annuity contract or other property unless the participant makes an alternative benefit election to receive substantially equal annual installments over up to 15 years of his or her elective deferrals. In the event a participant terminates service other than by reason of retirement, death, or disability, the participant's elective deferrals will be distributed in cash, an annuity contract, or other property; however, the participant must have five years of service or more to receive distributions as elected upon termination. If the executive has less than 5 years' of service with us, distributions following his separation will be made in a lump-sum distribution only. A participant incurs a disability under the NQDC Plan when he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or will last continuously for not less than 12 months or is receiving income replacement benefits for at least three months under one of our accident and health plans due to physical or mental impairment reasonably expected to result in death or last at least 12 months. Retirement means termination after having attained age 55 and completed at least 10 years of service or age 65.

        In the event that the participant dies prior to commencement of a distribution, distribution will be made to the participant's beneficiary in cash or other property but not in the form of an annuity contract. If the participant dies after commencement of a benefit, his or her beneficiary will continue to receive payments (if applicable) in accordance with the form previously elected by the participant.

        A participant may also elect a distribution date prior to termination for his or her deferral contributions to the extent such contributions are not invested in a fund that includes distribution in the form of an annuity contract. However, the commencement date with respect to deferrals in a given year must be no earlier than two years from the last day of the year in which the deferrals were made. The distribution may be made in cash or substantially equal annual installments over a period up to five years.

        The distribution for any participant who is a specified employee within the meaning of Code Section 409A will be delayed for six months to the extent required by Section 409A.

        The NQDC Plan also permits hardship distributions. A distribution will be made to the extent a participant has experienced a financial hardship within the meaning of Code Section 409A(a)(2)(v).

        The following table provides information for each of our named executive officers regarding contributions, earnings and year-end account balances under the NQDC Plan for 2012.

Name	Executive Contributions in Last FY($)(1) (b)	Company Contributions in Last FY($)(2) (c)	Aggregate Earnings in Last FY($)(3) (d)	Aggregate Balance at Last FYE($)(4) (f)
Colin Marshall	122,363	59,146	21,731	298,928
Gary Rivenes	70,714	27,330	11,765	167,190
Michael Barrett	58, 870	22,938	11,965	143,642
James Orchard	36,291	15,938	5,420	98,499
A. Nick Taylor	108,945	14,809	19,980	216,428

(1)
Amounts reported in this column were deferred at the election of the named executive officer and are also included in the amounts reported in the "Salary" or "Non-Equity Incentive Plan Compensation" columns of the Summary Compensation Table for 2012.

(2)
Amounts reported in this column are also included in the "All Other Compensation" column of the Summary Compensation Table for 2012.

(3)
Amounts reported in this column represent aggregate earnings (or losses) on investments made in the NQDC Plan that accrued during 2012 on amounts of salary and/or cash bonus deferred at the election of the named executive officer and the contributions made by us for each named executive officer. Amounts reflect changes in the market value of the investment holdings.

(4)
The aggregate balance for each named executive officer reflects the cumulative value, as of December 31, 2012, of the contributions to the NQDC Plan made by that named executive officer and by us for the named executive officer's account, and any earnings (or losses) on those amounts, since the named executive officer began participating in the plan. Of the amounts reported in this column, the following amounts were reported as compensation in the Summary Compensation Table in the 2011 year: Mr. Marshall, $95,688; Mr. Rivenes, $57,381; Mr. Barrett, $49,869; Mr. Orchard, $40,850; and Mr. Taylor, $72,594. There were no amounts reported in the Summary Compensation Table for years prior to 2011.

Potential Payments Upon Termination or Change in Control

        Our named executive officers are entitled to payments, benefits, and accelerated vesting of certain equity awards upon a termination of employment under certain circumstances and, in certain limited cases, additional equity may vest if such termination is following a change in control. These potential payments and benefits are provided pursuant to the terms of their employment agreements with us and the LTIP award agreements, although the employment agreements make no distinction for a change in control event in the case of any cash or health and welfare benefit awards.

        Providing accelerated vesting of certain equity awards upon a change in control enables employees to realize value from their awards in the event we undergo a change in control event, while post-termination payments and benefits allow employees to retain value in the event of certain terminations of employment that were beyond their control. We believe our severance and change in control provisions create important retention tools for us as a component of our overall executive compensation program, they help attract skilled professionals in our industry, and they allow management to focus its attention and energy on the business transaction at hand without any distractions regarding the effects of a change in control.

        The following paragraphs describe the termination entitlements under the terms of our employment agreements and LTIP award agreements with each of Mr. Marshall and our other named executive officers. The subsequent tables also describe future potential benefits in connection with a change in control, as provided in the LTIP award agreements.

  Colin Marshall Employment Agreement

        If Mr. Marshall resigns for "good reason" or is terminated by us "without cause," he will be entitled to receive as severance, in addition to any amounts earned and unpaid through the date of termination (x) a lump sum payment equal to two (2) times the sum of (A) his base salary and (B) his target annual bonus under our Annual Incentive Plan for the year of termination and (y) a pro rata annual bonus to be calculated based on our actual performance at the end of the performance year and reduced by an amount equal to the number of days actually worked, divided by 365. Mr. Marshall is also entitled to the continuation of medical benefits on the same terms as active employees for 18 months (or until such time as Mr. Marshall becomes eligible for medical benefits from a subsequent employer that are at least equal to those provided by us) and such payments will be in lieu of our COBRA obligations. As a condition to receiving the severance and continuation of medical benefits, Mr. Marshall must (a) execute, deliver and not revoke a general release of claims and (b) abide by restrictive covenants as detailed below. The payments described above will generally be payable to Mr. Marshall within the 30 day period following his termination of employment (with the portion relating to the bonus to become payable no later than 120 days following the date that the performance period for the bonus ends), but if he is a "specified employee" for purposes of Section 409A of the Code at the time of his termination, we will delay those payments for a period of six months following his termination to the extent required by Section 409A.

        If Mr. Marshall's employment terminates due to death or disability, other than amounts earned and unpaid through the date of termination, he or his estate will only be entitled to the pro rata bonus for the year of such termination plus the amounts due him or his estate from his elected benefits. Terminations of employment that are due to our termination of Mr. Marshall for "cause," or his resignation without "good reason" will only result in the payment of amounts earned and unpaid through the date of such a termination.

        His employment agreement requires Mr. Marshall to abide by a perpetual restrictive covenant relating to non-disclosure. The agreement also includes covenants relating to non-solicitation and non-competition during Mr. Marshall's employment term and until the one year period following the termination of his employment. Mr. Marshall will also be required to sign a waiver and release of claims in our favor at the time of his termination of employment in order to receive the severance payments and benefits that could become payable to him if Mr. Marshall resigns for "good reason" or is terminated by us "without cause."

  Other Named Executive Officers' Employment Agreements

        If any of our other named executive officers resign for "good reason" or is terminated by us without "cause," he will be entitled to receive as severance, in addition to any amounts earned and unpaid through the date of termination, (x) a lump sum payment equal to one (1) times the sum of (A) base salary and (B) his target annual bonus under our Annual Incentive Plan for the year of termination and (y) a pro rata annual bonus to be calculated based on our actual performance at the end of the performance year and reduced by an amount equal to the number of days actually worked, divided by 365. In addition, such other named executive officer is also entitled to the continuation of medical benefits on the same terms as active employees for 12 months (or until such time as the executive becomes eligible for medical benefits from a subsequent employer that are at least equal to those provided by us) and such payments will be in lieu of our COBRA obligations. As a condition to receiving the severance and continuation of medical benefits, the named executive officer must (a) execute, deliver and not revoke a general release of claims and (b) abide by restrictive covenants as detailed below. The payments described above will generally be payable to the executive within the 30 day period following his termination of employment (with the portion relating to the bonus to become payable no later than 120 days following the date that the performance period for the bonus ends), but if he is a "specified employee" for purposes of Section 409A of the Code at the time of his termination, we will delay those payments for a period of six months following his termination to the extent required by Section 409A.

        If a named executive officer's employment terminates due to death or disability, other than amounts earned and unpaid through the date of termination, he or his estate will only be entitled to the pro rata bonus for the year of such termination, plus the amounts due him or his estate from his elected benefits. Terminations of employment that are due to our termination of the executive officer for "cause," or the executive's resignation without "good reason" will only result in the payment of amounts earned and unpaid through the date of such a termination.

        The employment agreements require each named executive officer to abide by a perpetual restrictive covenant relating to non-disclosure. The agreements also include covenants relating to non-solicitation and non-competition during the employment term until the one year period following the termination of employment. The executive officers will also be required to sign a waiver and release of claims in our favor at the time of his termination of employment in order to receive the severance payments and benefits that could become payable to him if the executive resigns for "good cause" or is terminated by us "without cause."

  Certain Definitions

        For the purposes of the employment agreements and LTIP awards, "cause" generally means (1) any conviction of, or plea of guilty or nolo contendere to (x) any felony (except for vehicular-related felonies, other than manslaughter or homicide) or (y) any crime (whether or not a felony) involving dishonesty, fraud, or breach of fiduciary duty; (2) willful misconduct by the executive in connection with the performance of services to us; (3) ongoing failure or refusal after written notice to faithfully and diligently perform the usual and customary duties of his employment; (4) failure or refusal to comply with our reasonable written policies, standards and regulations; or (5) a material breach by the executive of any terms related to his employment in any applicable agreement. "Good reason" generally means (1) a material breach by us of any of the covenants in the employment agreement, (2) any material reduction in the base salary and, in the case of Mr. Marshall, any material reduction in the target participation levels in our incentive plans, (3) the relocation of the executive's principal place of employment that would increase the executive's one-way commute by more than seventy-five miles or (4) a material diminution in the executive's authority, duties, or responsibilities.

  LTIP Awards

        Options and Restricted Stock—As provided in the named executive officers' award agreements, if the executive's employment is terminated by us for cause or by the executive without good reason then the executive will forfeit all unvested options and restricted shares. In the event the executive's employment is terminated by us for any reason other than for cause or if the executive terminates his employment for good reason or his employment is terminated due to retirement after age 65 (or earlier with the permission of the Compensation Committee), death or disability, then, generally, a pro-rata portion (calculated by multiplying the total unvested portion for each award by the percentage of the three year vesting period for that award that the executive was employed with the company) of the unvested options and restricted shares will vest. As provided in the relevant award agreements, in the event a named executive officer's employment is terminated without cause or for good reason within two years of a change in control, all unvested option and restricted stock awards will vest. In any other circumstance, accelerated vesting upon a change in control would only take place at the discretion of the Compensation Committee.

        Performance Share Units—As provided in the named executive officers' award agreements, if the executive's employment is terminated by us for cause or by the executive without good reason then the executive will forfeit all unvested performance share unit awards. In the event the executive's employment is terminated by us for any reason other than for cause or if the executive terminates his employment for good reason or his employment is terminated due to retirement after age 65 (or earlier with the permission of the Compensation Committee), death or disability, then, generally, a pro-rata portion (calculated by multiplying the total number of shares that would have paid out had the executive been employed with us through the end of the performance period by the percentage of the three year vesting period for that award that the executive was employed with us) of the performance share unit awards will vest. As provided in the relevant award agreements, in the event of a change in control of the company, the surviving or successor entity is expected to assume the performance share unit award agreements. If these agreements are not assumed, the Compensation Committee may, in its sole discretion, modify the award, including, but not limited to, providing for the end of the performance period to be the date of the change in control.

  Potential Termination and Change in Control Benefits Table

        The table below illustrates an estimated amount of compensation or other benefits potentially payable to each of our named executive officers that are triggered upon termination of such executive's employment under various scenarios. We have assumed that all salary payments or any expenses the executive may be due have been paid currently. Any amount ultimately received will vary based on a variety of factors, including the reason for such executive's termination of employment, the date of such executive's termination of employment, and the executive's age upon termination of employment. The amounts shown assume that such termination was effective as of December 31, 2012, and, therefore, are estimates of the amounts that would have been paid to such executives upon their termination. Actual amounts to be paid can only be determined at the time of such executive's termination from the company.

			No Change in Control(5)		Change in Control(6)
	Voluntary Termination ($)	Early Retirement(9) ($)	For Cause Termination ($)	Termination Without Cause or for Good Reason ($)	For Cause Termination ($)	Termination Without Cause or for Good Reason ($)	Death ($)		Disability ($)
COLIN MARSHALL
Cash Severance(1)	0	0	0	$2,800,000	0	$2,800,000	$1,400,000		50% of pay
Pro Rata Bonus(2)	0	0	0	$735,000	0	$735,000	$735,000		$735,000
Unvested Equity(3)
Options	0	0	0	$36,495	0	$135,166	$135,166		$1135,166
Restricted Stock	0	0	0	$4,223,701	0	$4,853,628	$4,223,701		$4,223,701
Performance Share Units				$583,699	0	$2,160,843	$583,699		$583,699
Health and Welfare Benefits(4)	0	0	0	$34,256	0	$34,256	0	(7)	0	(8)
ESTIMATED TOTAL	0	0	0	$8,413,151	0	$10,718,892	$7,077,566		$5,677,566
GARY RIVENES
Cash Severance(1)	0	0	0	$743,750	0	$743,750	$1,500,000		50% of pay
Pro Rata Bonus(2)	0	0	0	$331,500	0	$331,500	$331,500		$331,500
Unvested Equity(3)
Options	0	0	0	$14,771	0	$54,708	$54,708		$54,708
Restricted Stock	0	0	0	$710,695	0	$1,528,481	$710,695		$710,695
Performance Share Units				$236,254	0	$874,625	$236,254		$236,254
Health and Welfare Benefits(4)	0	0	0	$23,144	0	$23,144	0	(7)	0	(8)
ESTIMATED TOTAL	0	0	0	$2,060,115	0	$3,556,207	$2,833,158		$1,333,158
MICHAEL BARRETT
Cash Severance(1)	0	0	0	$673,750	0	$673,750	$770,000		50% of pay
Pro Rata Bonus(2)	0	0	0	$294,600	0	$294,600	$294,600		$294,600
Unvested Equity(3)
Options	0	0	0	$13,381	0	$49,559	$49,559		$49,559
Restricted Stock	0	0	0	$704,577	0	$1,482,708	$704,577		$704,577
Performance Share Units				$208,460	0	$783,097	$208,460		$208,460
Health and Welfare Benefits(4)	0	0	0	$21,759	0	$21,759	0	(7)	0	(8)
ESTIMATED TOTAL	0	0	0	$1,916,526	0	$3,305,472	$2,027,196		$1,257,196
JAMES ORCHARD
Cash Severance(1)	0	0	0	$544,000	0	$544,000	$680,000		50% of pay
Pro Rata Bonus(2)	0	0	0	$208,100	0	$208,100	$208,100		$208,100
Unvested Equity(3)
Options	0	0	0	$8,863	0	$32,825	$32,825		$32,825
Restricted Stock	0	0	0	$379,921	0	$832,330	$379,921		$379,921
Performance Share Units				$125,076	0	$497,148	$125,076		$125,076
Health and Welfare Benefits(4)	0	0	0	$22,065	0	$22,065	0	(7)	0	(8)
ESTIMATED TOTAL	0	0	0	$1,288,025	0	$2,136,469	$1,425,922		$745,922
A. NICK TAYLOR
Cash Severance(1)	0	0	0	$520,000	0	$520,000	$650,000		50% of pay
Pro Rata Bonus(2)	0	0	0	$179,400	0	$179,400	$179,400		$179,400
Unvested Equity(3)
Options	0	0	0	$8,471	0	$31,376	$31,376		$31,376
Restricted Stock	0	0	0	$379,921	0	$825,932	$379,921		$379,921
Performance Share Units				$125,076	0	$484,352	$125,076		$125,076
Health and Welfare Benefits(4)	0	0	0	$23,144	0	$23,144	0	(7)	0	(8)
ESTIMATED TOTAL	0	0	0	$1,236,011	0	$2,064,204	$1,365,773		$715,773

(1)
As to Mr. Marshall, calculated as two times the sum of base salary plus target bonus. As to each of the other named executive officers, calculated as one times the sum of base salary plus target bonus.

(2)
Amounts shown are based on the actual bonus earned by the named executive officer for the 2012 calendar year, which was paid in March 2013.

(3)
Values are calculated based on the closing price of our common stock of $19.33 on December 31, 2012.Option values were calculated solely with respect to the portion of outstanding options that would receive accelerated vesting in connection with the termination event.

(4)
Mr. Marshall is entitled to 18 months of continuous health and welfare benefit coverage under our then-current plans. Each of the other named executive officers is entitled to 12 months of continuous health and welfare benefit coverage under our then-current plans. Amounts shown reflect the current cost to the company to continue coverage for the named executive officer.

(5)
Pursuant to each named executive officer's previously described employment agreement, the named executive officer is entitled to pro rata vesting upon termination without cause or resignation for good reason (as defined).

(6)
As provided by the LTIP award agreements, all unvested equity-based awards vest in connection with a change in control only if the named executive officer is terminated within two years of a change in control without cause or for good reason or otherwise at the discretion of the Compensation Committee. There is no distinction in the named executive officers' previously described employment agreements for any cash or health and welfare benefit awards upon a change in control.

(7)
Each of the named executive officers was eligible to receive payments under life insurance and accidental death and dismemberment policies provided by us to our employees. These amounts are not enumerated in the table above because these benefits are available to all employees generally and there is no discrimination in scope, terms, or operation in favor of our executive officers.

(8)
Each of the named executive officers was eligible to receive 50% of his annualized base salary in disability payments, in accordance with the terms of our long term disability insurance program as of December 31, 2012. These amounts are not enumerated in the table above because these benefits are available to all employees generally and there is no discrimination in scope, terms, or operation in favor of our executive officers.

(9)
We have not listed potential payments to our executives upon retirement because none of our named executive officers have reached retirement age. Although the Compensation Committee retains the discretion to provide for retirement prior to age 65, we have assumed for purposes of the table above that such discretion would not be exercised.

Compensation Committee Interlocks and Insider Participation

        During 2012, Messrs. Fox (Chair), Owens and Voorhees served on the Compensation Committee. None of the members of the Compensation Committee is or has been an officer or employee of the company. All members of the Compensation Committee participate in decisions related to compensation of our executive officers. No interlocking relationship exists between our Board and the board of directors or compensation committee of any other company.

DIRECTOR COMPENSATION

Key Elements of Our Director Compensation Program

        The directors' compensation package for 2012 is set forth in the following table.

Element	Description	Amount
Annual Cash Fee for	• Payable to the non-executive Chairman of our Board	$100,000
Board Service	• Payable to the non-employee directors of our Board	$65,000
Annual Cash Fee for	• All Committee Chairs	$15,000
Committee Chairs
Annual Cash Fee for	• All Committee Members	$7,500
Committee Members
Annual Grant of Restricted Stock Units

•

Grants of restricted stock units to the non-employee directors of our Board

•

Shares of common stock are deliverable in the event of the director's separation from service from the company due to the director's death, disability, non-reelection to the Board, resignation from the Board with the prior consent of the nominating and corporate governance committee or for any other reason, other than for cause

		Restricted stock units valued at $75,000 ($100,000 for the Chairman)

Setting Director Compensation

        The Compensation Committee is responsible for recommending to the Board the form and amount of compensation for non-employee directors. The Compensation Committee may appoint subcommittees and delegate to a subcommittee such power and authority as it deems appropriate, as discussed above in the CD&A. The Compensation Committee did not appoint any subcommittees during 2012.

        The Compensation Committee completed a review of the 2012 director compensation program with the assistance of Aon Hewitt. In considering whether the directors' compensation program matched the company's compensation philosophy and our overall corporate vision, the Compensation Committee and Aon Hewitt measured the cash and equity elements of the program as compared to our Compensation Peer Group in determining whether any elements should be modified. During its review of the 2012 directors' compensation program, the Compensation Committee reviewed market data from our Compensation Peer Group and secondary source data from industry and other companies. They also took into account the responsibilities of each committee and time commitments required for each committee to comply with increasing regulatory requirements. As a result of that review, the Compensation Committee increased the annual equity grant from $65,000 to $75,000 to be better aligned with market trends for equity awards to directors. They also made the following adjustments to the annual committee fees to account for the increased responsibilities being required by our committees:

Committee	2011 Fees (Member) $	2011 Fees (Chair) $	2012 Fees (Member) $	2012 Fees (Chair) $
Compensation	5,000	10,000	7,500	15,000
Audit	7,500	15,000	7,500	15,000
Governance	5,000	10,000	7,500	15,000
HSEC	5,000	10,000	7,500	15,000

        The following table shows the actual 2012 compensation received by our non-employee directors.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
(a)	(b)	(c)	(h)
Keith Bailey	107,484	99,981	207,465
Patrick Condon	80,000	126,624	206,624
William Fox III	87,504	74,981	162,485
Steven Nance	87,504	74,981	162,485
William Owens	87,504	74,981	162,485
Chris Tong(4)	36,460	74,981	111,441
James Voorhees	87,504	74,981	162,485

(1)
Fees were paid in cash and include the following amounts:

Mr. Bailey: $100,000 as an annual retainer, $7,484 in committee fees
 Mr. Condon: $65,000 as an annual retainer, $15,000 in committee fees
 Mr. Fox: $65,000 as an annual retainer, $22,504 in committee fees
 Mr. Nance: $65,000 as an annual retainer, $22,504 in committee fees
Mr. Owens: $65,000 as an annual retainer, $22,504 in committee fees
 Mr. Tong: $27,084 as an annual retainer, $9,376 in committee fees
 Mr. Voorhees: $65,000 as an annual retainer, $22,504 in committee fees

(2)
Amounts reflect the aggregate compensation expense for financial statement reporting purposes for fiscal 2012 under FASB ASC Topic 718, for grants of restricted stock units in 2012. These amounts do not reflect amounts paid to or realized by the director for fiscal 2012. Assumptions used in the calculation of these amounts are included in Note 17 of the Notes to Consolidated Financial Statements included in our 2012 Form 10-K.

(3)
Each of the independent directors who was a director in 2012 was granted units of restricted stock in 2012 with grant date fair values, computed in accordance with FASB ASC Topic 718. Restricted stock units are granted with no exercise price and vest 100% upon the resignation or retirement of the director. The number of outstanding equity awards that each of our directors held as of December 31, 2012 is detailed below.

(4)
Mr. Tong resigned from the Board effective May 15, 2012.

Director Stock Ownership Guidelines

        Under our Corporate Governance Guidelines adopted by the Board, in order to ensure alignment of the interests of directors with those of our stockholders, a portion of the directors fees paid to a non-employee director is made in equity awards. For years prior to 2011, those equity awards were in the form of restricted stock. Beginning in 2011, those equity awards are in the form of restricted stock units. All non-employee directors must hold a minimum of the equivalent of three times their respective annual cash fees in the form of (i) our common stock and/or (ii) unvested shares of restricted common stock or restricted stock units. Directors have five years from the time of their first election to the Board to meet these stock ownership requirements. Although it has not yet been five years from the first election to the Board for any director, all of our non-employee directors currently are in compliance with this ownership threshold based upon the closing price of our stock on December 31, 2012 of $19.33.

Equity Awards Outstanding at Year End

        The following table shows the number of outstanding equity awards held by our non-employee directors as of December 31, 2012, which consist of shares of restricted common stock and restricted stock units.

Name	Number of Outstanding Shares of Restricted Stock and Restricted Stock Units(1) (#)
Keith Bailey	15,555
Patrick Condon	7,651
William Fox III	10,306
Steven Nance	13,993
William Owens	13,993
James Voorhees	9,649

(1)
Includes shares of unvested restricted stock as follows: Mr. Bailey, 6,147; Mr. Condon, 0; Mr. Fox, 3,687; Mr. Nance, 7,374; Mr. Owens 7,374; and Mr. Voorhees, 0. Also includes shares of common stock underlying restricted stock units awarded which become payable generally upon the resignation or retirement from the Board as follows: Mr. Bailey, 9,408; Mr. Condon 7,651; Mr. Fox, 6,619; Mr. Nance, 6,619; Mr. Owens, 6,619; and Mr. Voorhees, 9,649.

 Changes to the Directors' Compensation Program for 2013

        During its review of the 2013 directors' compensation program, the Compensation Committee reviewed market data from our Compensation Peer Group and secondary source data from industry and other companies. They also took into account the responsibilities of each committee and time commitments required for each committee to comply with increasing regulatory requirements. As a result of that review, the Compensation Committee determined no changes to the directors' compensation program would be made for 2013.

AUDIT COMMITTEE AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of the Audit Committee

        The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

        As provided by its charter, the Audit Committee (in this Audit Committee Report, the "Committee") consists of at least three directors. No director may serve on the Committee unless the director satisfies the independence criteria in Rule 10A-3 of the Exchange Act, the independence criteria of the NYSE and the Guidelines on the Independence of the Directors as set forth in Annex A of Cloud Peak Energy's Corporate Governance Guidelines. Each member is financially literate, as interpreted by the Board in its business judgment. At least one member has accounting or related financial management expertise (as defined by the NYSE), as interpreted by the Board in its business judgment, and is an "audit committee financial expert" (as defined by the SEC), as determined by the Board. The designation of any person as an "audit committee financial expert" does not impose any greater responsibility or liability on that person than the responsibility and liability imposed on such person as a member of the Committee, nor does it decrease the duties and obligations of other Committee members or the Board.

        The primary responsibility of the Committee is to oversee Cloud Peak Energy's financial reporting process on behalf of the Board and report the results of its activities to the Board. The Committee has sole authority to approve the appointment and to replace the company's independent auditor. The management of Cloud Peak Energy is responsible for the preparation, presentation and integrity of the company's financial statements and for the effectiveness of internal control over financial reporting. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies as well as internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The internal audit function is responsible for providing management and the Committee with ongoing assessments of the Company's risks and system of internal control. PricewaterhouseCoopers LLP ("PwC"), the company's independent auditor for 2012, is responsible for planning and carrying out audits of Cloud Peak Energy's annual financial statements in accordance with generally accepted auditing standards, reviewing Cloud Peak Energy's quarterly financial statements prior to the filing of each quarterly report, annually auditing the effectiveness of internal control over financial reporting and other auditing procedures.

        The Committee has reviewed and discussed with management and PwC the audited financial statements for the year ended December 31, 2012 and related disclosures, including a review of the significant management judgments underlying the financial statements and disclosures and management's conclusion that the financial statements included in the 2012 Form 10-K present fairly, in all material respects, the financial position, results of operations and cash flows of the company for the periods presented in conformity with generally accepted accounting principles.

        The Committee also periodically meets in separate private sessions with the independent auditor, the internal auditor and members of senior management (such as the chief financial officer) to discuss the results of their examinations, their evaluations of the company's internal controls, and the overall quality of the company's financial reporting. The Committee also periodically meets in executive session.

        The Committee has discussed with PwC the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. PwC has provided to the Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Committee concerning independence, and the Committee has discussed with PwC that firm's independence and considered whether the performance by PwC of any non-audit services was compatible with its independence. The Committee has concluded that PwC's provision of audit and non-audit services to Cloud Peak Energy and its affiliates is compatible with PwC's independence. Consistent with the requirements of the Sarbanes-Oxley Act of 2002, the Committee has adopted policies to avoid compromising the independence of the company's independent auditor, such as prior Committee approval of non-audit services and procedures on the hiring of employees or former employees of the company's independent auditor.

        Based on the review and discussions referred to above, the Committee recommended to the Board that the audited financial statements for the year ended December 31, 2012 be included in the company's Annual Report on Form 10-K for 2012 for filing with the SEC.

Audit Committee Patrick Condon, Chair William Fox III Steven Nance

Independent Auditors

        Representatives of PricewaterhouseCoopers LLP, who were our independent auditors for the year 2012, are expected to be present at the 2013 Annual Meeting of Stockholders. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. PricewaterhouseCoopers LLP has been selected as the company's independent auditors for the fiscal year ended December 31, 2013.

Independent Auditor Fees and Services

        The following table sets forth the aggregate fees billed by PricewaterhouseCoopers LLP or fees payable for professional services rendered with respect to Cloud Peak Energy Inc. and Cloud Peak Energy Resources LLC in or related to 2012 and 2011.

	2012	2011
Audit Fees	$1,823,486	$1,980,176
Audit Related Fees(1)	$62,931	67,445
Tax Fees	—	—
All Other Fees	—	—

Total	$1,886,417	$2,047,621

(1)
Audit related fees include advisory services rendered by PricewaterhouseCoopers LLP in relation to various corporate transaction work.

Pre-Approval for Audit and Non-Audit Services

        Pursuant to its charter, the Audit Committee has the responsibility to pre-approve audit and non-audit services to be performed for Cloud Peak Energy by its independent auditors. To date, the Audit Committee has not chosen to pre-approve any non-audit services or to delegate any pre-approval authority to a subcommittee. All fees reported above were pre-approved by the Audit Committee as required.

 PROPOSAL II
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

Description of Proposal

        In accordance with its charter, the Audit Committee has selected PricewaterhouseCoopers LLP as Cloud Peak Energy's independent auditors to audit our consolidated financial statements for 2013 and to render other services required of them. The Board is submitting the appointment of PricewaterhouseCoopers LLP for ratification at the 2013 Annual Meeting of Stockholders. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

        The submission of this matter for ratification by stockholders is not legally required; however, the Board and its Audit Committee believe that such submission is consistent with best practices in corporate governance and is an opportunity for stockholders to provide direct feedback to the Board and its Audit Committee on an important issue of corporate governance. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the selection of such firm as independent auditors, although the results of the vote are not binding on the Audit Committee.

        The Audit Committee has the responsibility to oversee and review the independence, qualifications and performance of the company's independent auditors.

Board Recommendation on Proposal

        The Board unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as Cloud Peak Energy's independent auditors for 2013. The management proxy holders will vote all duly submitted proxies FOR ratification unless duly instructed otherwise.

PROPOSAL III
ADVISORY VOTE TO APPROVE THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Description of Proposal

        Section 14A of the Exchange Act, which was added to the Exchange Act by Section 951 of the Dodd-Frank Act, affords stockholders a vote to approve, on an advisory (nonbinding) basis, the compensation of the company's named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K promulgated by the SEC. This vote is not intended to address any specific item of compensation and is not a vote on the company's general compensation policies, compensation of the Board or the company's compensation policies as they relate to risk management. Exchange Act Section 14A requires the company to hold the advisory vote on executive compensation at least once every three years, although the company currently intends to hold such vote annually.

        The company's executive compensation program is designed to attract, motivate and retain highly qualified executive officers who are able to meet and exceed corporate objectives and create long-term stockholder value. The Compensation Committee believes the company's executive compensation program reflects a strong pay-for-performance philosophy and is well aligned with the stockholders' long-term interests. Please read the Compensation Discussion and Analysis section of this Proxy Statement for additional details on our executive compensation program.

        Stockholders are being asked to vote on the following resolution:

  RESOLVED, that the stockholders of Cloud Peak Energy Inc. approve, on an advisory basis, the compensation of the company's named executive officers, as disclosed in the proxy statement pursuant to Item 402 of Regulation S-K promulgated by the SEC.

        This advisory vote on executive compensation is not binding on the company, the Compensation Committee or the Board. However, the Compensation Committee and the Board will take into account the result of the vote when determining future executive compensation programs.

Board Recommendation on Proposal

        The Board recommends that the stockholders vote FOR approval, on an advisory basis, of the compensation of the company's named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K promulgated by the SEC. The management proxy holders will vote all properly submitted proxies FOR approval unless instructed otherwise.

PROPOSAL IV
APPROVAL AND ADOPTION OF THE 2013 CLOUD PEAK ENERGY ANNUAL INCENTIVE PLAN

Description of Proposal

  Background and Purpose of the Proposal

        The 2013 Annual Incentive Plan ("AIP Plan") was approved by the Board to be effective January 1, 2013. The AIP Plan is intended to create incentives and rewards that are designed to motivate participants to put forth maximum effort toward our success and growth and to enable us to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to our success. In addition to the general approval of the AIP Plan, our stockholders are also being asked to approve the material terms of the AIP Plan so that awards granted under the AIP Plan that are intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code ("Section 162(m)") will be fully deductible by us and our subsidiaries. Section 162(m) requires that an arrangement providing "performance-based" compensation must impose a limit on the size of awards payable under the arrangement. The AIP Plan proposes to set the maximum size of any award that may be paid to an individual under the AIP Plan in any fiscal year to $10,000,000.

        The AIP Plan is intended to qualify for exemption from the deduction limitations of Section 162(m) by providing "performance-based compensation" to "covered employees" within the meaning of Section 162(m). Under Section 162(m), the federal income tax deductibility of compensation paid to our Chief Executive Officer and three other most highly compensated officers (other than our Chief Executive Officer or Chief Financial Officer) determined pursuant to the executive compensation disclosure rules under the Exchange Act ("Covered Employees") may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, we may deduct compensation paid to our Covered Employees in excess of that amount if it qualifies as "performance-based compensation" as defined in Section 162(m). In addition to certain other requirements, in order for awards under the AIP Plan to constitute "performance-based compensation," the material terms of the AIP Plan must be disclosed to and approved by our stockholders.

        Under the Section 162(m) regulations, the material terms of the AIP Plan are (i) the maximum amount of compensation that may be paid to a participant under the AIP Plan in any fiscal year, (ii) the employees eligible to receive compensation under the AIP Plan, and (iii) the business criteria on which the performance goals are based. We intend for awards under the AIP Plan to qualify for exemption from the deduction limitations of Section 162(m). Accordingly, we are asking stockholders to approve the material terms of the AIP Plan for Section 162(m) purposes so that awards under the AIP Plan that are intended to qualify as "performance-based compensation" within the meaning of Section 162(m) will be fully deductible by us.

        The material terms of the AIP Plan for Section 162(m) purposes that the stockholders are being asked to approve are disclosed below as follows: (i) the maximum amount of compensation is described in the section entitled "Summary of the AIP Plan—Limitations on Awards," (ii) the eligible employees are described in the section entitled "Summary of the AIP Plan—Eligibility to Participate," and (iii) the business criteria are described in the section entitled "Summary of the AIP Plan—Performance Measures" and potential adjustments to the business criteria are described in the sections entitled "Summary of the AIP Plan—Setting Performance Goals" and "—Adjustment of Awards."

  Consequences of Failing to Approve the Proposal

        Failure of our shareholders to approve this Proposal will mean that our Covered Employees may not receive the compensation that we intended to provide to them under the AIP Plan. As discussed above under "Executive Compensation—Compensation Discussion and Analysis—Tax Deductibility of Executive Compensation," the Compensation Committee retains the ability to evaluate the performance of our Covered Employees and to pay appropriate compensation, even if some of it may be non-deductible, although no such compensation will be payable to the Covered Employees under the AIP Plan if our shareholders do not approve this Proposal.

  Summary of the AIP Plan

        A summary of the principal features of the AIP Plan is provided below but does not purport to be a complete description of all of the provisions of the AIP Plan. The summary below should be read in conjunction with, and is qualified in its entirety by reference to, the full text of the AIP Plan, which is attached to this proxy statement as Annex A.

  Purposes of the AIP Plan

        The purposes of the AIP Plan are to: (i) retain and attract qualified individuals by rewarding those practices which enhance our financial performance and are considered key to our success; (ii) encourage teamwork among individuals in various segments; (iii) reward performance with pay that varies in relation to the extent to which the pre-established goals are achieved; and (iv) ensure that the compensation paid under this AIP Plan qualifies for the "performance-based compensation" exemption of Section 162(m) with respect to awards provided to Covered Employees.

  Administration

        The AIP Plan will generally be administered by a committee ("Committee") of two or more directors appointed by the Board to administer the AIP Plan. All members of the Committee will be "outside directors" under Section 162(m) unless there is no need for the AIP Plan to then comply with Section 162(m) regulations. With respect to awards that are provided to employees other than the Covered Employees, our Chief Executive Officer may administer such awards under the AIP Plan. As applicable to the participant, the Committee or the Chief Executive Officer will be referred to herein as the "Plan Administrator." Subject to the terms of the AIP Plan, the Plan Administrator has authority (i) to select employees to participate in the AIP Plan; (ii) to determine the size, terms and conditions of awards under the AIP Plan; (iii) to construe and interpret the AIP Plan; and (iv) to make all other determinations which may be necessary or advisable for AIP Plan administration. Notwithstanding the Plan Administrator's powers as set forth above, the full Board or the Committee shall be solely responsible for determining the extent to which any performance goals tied to our performance as a whole have been met. All determinations of the Plan Administrator shall be final, binding and conclusive upon all parties.

  Eligibility to Participate

        Each of our employees and those of our subsidiaries and affiliates will be eligible to participate in the AIP Plan for any calendar year, including our Covered Employees and any director that is also an employee. Under our current compensation program, as of March 1, 2013, we have 355 employees that would be eligible to receive an award under the AIP Plan. Additional employees may be eligible in the future.

  Limitations on Awards

        The AIP Plan provides that the maximum award payable to any Covered Employee in connection with any one fiscal year is $10,000,000. Section 162(m) requires the AIP Plan to include an individual award limit with respect to any performance period. This limit is not intended to suggest that the amount of compensation payable to any Covered Employee or other participant will be the maximum set forth in the AIP Plan.

  Awards under the AIP Plan

        For each calendar year, the Plan Administrator may grant awards under the AIP Plan to any eligible employee pursuant to the terms of the AIP Plan.

  Establishment of Individual Award Opportunities

        If the Plan Administrator determined that an award under the AIP Plan should be provided to a Covered Employee and that it should be designed in compliance with Section 162(m), then no later than 90 days after the beginning of each fiscal year, the Plan Administrator will adopt one or more performance measures, establish written performance goals with respect to each selected performance measure and determine the individual award opportunities for each Covered Employee for that fiscal year. For example, for a particular fiscal year, the Plan Administrator may select our return on capital employed as a performance measure, establish various levels of our return on capital employed as performance goals and link each such performance goal to an individual award opportunity (i.e., how much cash compensation a Covered Employee is eligible to earn). The Plan Administrator will set a target award for each Covered Employee each fiscal year and may establish ranges of attainment of the performance goals that correspond to various levels of individual award opportunities. The performance measures, performance goals and individual award opportunities may vary among Covered Employees and from year to year. For awards that are provided to participants that are not Covered Employees, the Plan Administrator shall establish the performance goals applicable to such award in its sole discretion.

  Performance Measures

        The AIP Plan provides that the performance measures that may serve as determinants of a Covered Employee's individual award opportunities are limited to: (i) stock price, (ii) earnings per share (diluted or basic), (iii) operating income, (iv) return on equity or assets, (v) cash flow, (vi) earnings before interest, taxes, depreciation and amortization ("EBITDA"), (vii) adjusted EBITDA, (viii) overall revenue or sales growth, (ix) expense reduction or management, (x) market share, (xi) total stockholder return, (xii) return on investment, (xiii) earnings before interest and taxes ("EBIT"), (xiv) net income, (xv) return on net assets, (xvi) economic value added, (xvii) stockholder value added, (xviii) cash flow return on investment, (xix) net operating profit, (xx) net operating profit after tax, (xxi) return on capital, (xxii) return on invested capital, (xxiii) cost per ton or cost per unit, (xxiv) total material moved, (xxv) tons shipped, (xxvi) tire life improvement, (xxvii) increased truck, dragline or shovel overall equipment effectiveness ("OEE"), (xxviii) effective equipment utilization, (xxix) achievement of savings from business improvement projects, (xxx) capital project deliverables,

(xxxi) performance against environmental targets, (xxxii) safety performance and/or incident rate, (xxxiii) coal pricing targets, (xxxiv) coal sales targets, (xxxv) human resources management targets, including medical cost reductions and time to hire, (xxxvi) achievement of warehouse and purchasing performance measurements, (xxxvii) leverage ratios including debt to equity and debt to total capital; (xxxviii) debt reduction; (xxxix) new or expanded market penetration; (xl) satisfactory internal or external audits; (xli) inventory or reserves growth; (xlii) revenues; and (xliii) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Plan Administrator including, but not limited to, the Russell 2000 Index or a group of comparable companies.

  Setting Performance Goals

        In establishing or adjusting a performance goal, the Plan Administrator may exclude the impact of any of the following events or occurrences which the Plan Administrator determines should appropriately be excluded: (i) any amounts accrued by us or our subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (ii) any discretionary or matching contributions made to a savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (iii) asset write-downs; (iv) litigation, claims, judgments or settlements; (v) the effect of changes in tax law or other such laws or regulations affecting reported results; (vi) accruals for reorganization and restructuring programs; (vii) any extraordinary, unusual or nonrecurring items as described in the Accounting Standards Codification Topic 225, as the same may be amended or superseded from time to time; (viii) any change in accounting principle as defined in the Accounting Standards Codification Topic 250, as the same may be amended or superseded from time to time; (ix) any loss from a discontinued operation as described in the Accounting Standards Codification Topic 360, as the same may be amended or superseded from time to time; (x) goodwill impairment charges; (xi) operating results for any business acquired during a specified calendar year; (xii) third party expenses associated with any acquisition by us or any subsidiary; (xiii) items that the Board has determined do not represent our core operations, specifically including, but not limited to, interest expenses, taxes, depreciation and depletion, amortization and accretion charges; (xiv) marked-to-market adjustments for financial instruments; (xv) impairment to assets; and (xvi) any other extraordinary events or occurrences identified by the Plan Administrator, including, but not limited to, such items described in management's discussion and analysis of financial condition and results of operations or the financial statements and notes thereto appearing in our annual report to stockholders for the applicable year.

  Adjustment of Awards

        To the extent it would not adversely impact the ability of an award under the AIP Plan to qualify as "performance-based compensation," in the event of any change in our capitalization, such as a stock split, or a corporate transaction, such as a merger or consolidation, or any reorganization or liquidation, we may, in our sole discretion, equitably adjust the performance measures, performance goals and individual award opportunities to prevent dilution or enlargement of rights.

  Payment of Final Awards

        A Covered Employee's final award will be based on (i) the Covered Employee's target award, (ii) the potential individual award opportunities established by the Plan Administrator, and (iii) our actual performance in relation to the pre-established performance goals. Following the completion of each fiscal year, the Plan Administrator will certify in writing whether the performance goals were satisfied. Covered Employees will not receive any payout under the AIP Plan when the minimum performance goals are not met. As soon as practicable after the end of the fiscal year, but in any event no later than March 15 of the year following such fiscal year, final awards will be computed for each participant and will, subject to applicable withholding requirements, be paid in a lump sum in cash. The Plan Administrator may not exercise discretion to increase the actual award earned during a fiscal year by the Covered Employee ("Final Award"), except to the extent that counsel advises the Plan Administrator that Section 162(m) will not adversely affect the deductibility for federal income tax purposes of any amount paid under the AIP Plan by permitting greater discretion or flexibility with respect to award opportunities for Covered Employees, then the Plan Administrator may, in its sole discretion, apply such greater discretion or flexibility.

  Termination of Employment

        A participant must generally be employed on the date of payment in order to receive cash payment in settlement of his award. However, if an AIP Plan participant's employment is terminated prior to that date without Cause (as defined in the AIP Plan) the individual may still receive payment of his or her final award, at the discretion of the Plan Administrator, unless the participant is a Covered Employee and the Plan Administrator has determined that such a payment would violate Section 162(m) rules. In the event that an AIP Plan participant is terminated for Cause, the award will be forfeited.

  Change in Control

        In the event of our change in control (as defined in the AIP Plan) the Plan Administrator shall have full authority to determine the treatment of any award, which may vary among individual participants.

  Amendment and Termination

        The Board or the Committee may modify, amend, suspend or terminate the AIP Plan at any time. No such modification, amendment, suspension or termination may, without a participant's consent, reduce the participant's right to a payment or distribution under the AIP Plan to which he is entitled.

  Federal Tax Consequences

        The following discussion is for general information only and is intended to summarize briefly the U.S. federal tax consequences to participants arising from participation in the AIP Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of participants in the AIP Plan may vary depending on each participant's particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state or local tax consequences. Participants are advised to consult with a tax advisor concerning the specific tax consequences of participating in the AIP Plan.

  Cash Awards

        A participant will recognize ordinary compensation income (subject to withholding) upon receipt of cash pursuant to an award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. A participant will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income.

  Tax Code Limitations on Deductibility

        For the amounts described above to be deductible by us (or by our subsidiaries), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

        Our ability (and the ability of our subsidiaries) to obtain a deduction for future payments under the AIP Plan could also be limited by the golden parachute payment rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer corporation.

        Finally, our ability (and the ability of our subsidiaries) to obtain a deduction for amounts paid under the AIP Plan could be limited by Section 162(m), which limits the deductibility, for federal income tax purposes, of compensation paid to Covered Employees to $1,000,000 during any taxable year. Although the AIP Plan has been drafted to satisfy the requirements for the "performance-based compensation" exception to this $1,000,000 deduction limit with respect to awards under the AIP Plan to Covered Employees, we may determine that it is in our best interest not to satisfy the requirements for the exception in certain situations.

  Application of Section 409A of the Code

        Section 409A of the Code ("Section 409A") imposes an additional 20% tax and interest on an individual receiving nonqualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, "nonqualified deferred compensation" includes certain performance award programs. Generally speaking, Section 409A does not apply to incentive awards that are paid at the time the award vests. Awards made pursuant to the AIP Plan are designed to be exempt from the application of Section 409A.

        The above summary relates to U.S. federal income tax consequences only and applies to U.S. citizens and foreign persons who are U.S. residents for U.S. federal income tax purposes.

  AIP Plan Benefits

        The future awards, if any, that will be made to eligible individuals under the AIP Plan are subject to the discretion of the Plan Administrator and are dependent on the attainment of performance goals, and thus we cannot currently determine the benefits or amounts that may be granted or paid to participants in the future under the AIP Plan. Therefore, the New Plan Benefits Table is not provided.

Board Recommendation on Proposal

        The Board recommends that the stockholders vote FOR the adoption and approval of the 2013 Cloud Peak Energy Annual Incentive Plan and the material terms thereof. The management proxy holders will vote all properly submitted proxies FOR approval unless instructed otherwise.

 Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted- average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,801,010	15.95	3,130,294	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	2,801,010	15.95	3,130,294	(1)

(1)
Information as of December 31, 2012. Includes 2,698,990 shares under the LTIP and 431,304 shares under our Employee Stock Purchase Plan. Shares available for issuance under the LTIP may be issued pursuant to restricted stock, restricted stock units, options, stock appreciation rights, dividend equivalent rights, performance awards, and share awards.

OTHER BUSINESS

        The Board is not aware of any matter to be presented for action at the 2013 Annual Meeting of Stockholders other than the four company proposals set forth in this Proxy Statement. Should any other matter requiring a vote of stockholders properly arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of the company.

PROPOSALS FOR 2014 ANNUAL MEETING OF STOCKHOLDERS

Proposals for Inclusion in Our Proxy Statement

        Under the rules of the SEC, stockholder proposals that are being submitted for inclusion in our proxy statement relating to our 2014 annual meeting of stockholders must be received no later than December 10, 2013 at our principal executive offices, located at 505 South Gillette Avenue, Gillette, Wyoming 82716, Attn: General Counsel. Such proposals when submitted must be in full compliance with applicable laws, including Rule 14a-8 of the Exchange Act, and our amended and restated bylaws.

Proposals Not for Inclusion in Our Proxy Statement

        Our amended and restated bylaws require advance written notice from any stockholder seeking to present any business or proposal, not for inclusion in next year's proxy statement, but directly at the 2014 annual meeting of stockholders, including nominations of persons for election to our Board. Notice of such proposals must be received at our principal executive offices, located at 505 South Gillette Avenue, Gillette, Wyoming 82716, Attn: Corporate Secretary, no later than the close of business on the 90th day prior to the anniversary of the immediately preceding annual meeting. Based upon the anniversary date of the 2013 Annual Meeting of Stockholders as currently scheduled, a stockholder must send advance written notice of such nominations or other business or proposals such that the notice is received by us no later than the close of business on February 13, 2014. In the event the annual meeting is convened on a date more than 30 days prior to or delayed by more than 60 days after such anniversary date, such notice must be received not later than the later of the close of business 90 days prior to such annual meeting or the 10th day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made. Such proposals when submitted must be in full compliance with applicable law and our amended and restated bylaws.

DIRECTIONS TO ANNUAL MEETING LOCATION

        Gillette College Technical Center
3251 South 4-J Road
Gillette, Wyoming 82718

Nearest Airport: Gillette-Campbell County Airport—GCC

        Go south on Airport Road. Turn left to stay on Airport Road. Turn right onto US 14-16 / WY-59 towards Gillette. Turn right onto South Burma Avenue. Turn left onto Westover Country Road. Turn right onto South 4-J Road and drive south approximately 1.2 miles.

ANNEX A

CLOUD PEAK ENERGY INC.
2013 ANNUAL INCENTIVE PLAN

January 1, 2013

SECTION 1

PURPOSE

        SECTION 1.1    Purpose.    This 2013 Annual Incentive Plan (the "Plan"), effective as of January 1, 2013 (the "Effective Date"), is established by Cloud Peak Energy Inc., a Delaware corporation (the "Company"), to create incentives and rewards that are designed to motivate Participants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company's success. Toward these objectives, the Plan permits the grant of Awards subject to the conditions set forth in the Plan.

SECTION 2

DEFINITIONS

        For purposes of this Plan, terms not otherwise defined in the Plan shall be defined as set forth below:

        SECTION 2.1    "Award" means a conditional right to receive annual cash incentive compensation granted under the Plan to an Employee by the Plan Administrator for a calendar year pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Plan Administrator may establish.

        SECTION 2.2    "Board" means the Company's Board of Directors.

        SECTION 2.3    "Cause" shall have the same meaning as such term within a Participant's written employment, severance or other similar individual agreement. In the event that there is no such existing agreement between the Participant and the Company or such an agreement does not define the term "Cause," the term "Cause" shall mean the Participant's: (i) any indictment for, conviction of, or plea of guilty or nolo contendere to (x) any felony (except for vehicular-related felonies, other than a felony DUI, manslaughter or homicide) or (y) any crime (whether or not a felony) involving dishonesty, fraud, or breach of fiduciary duty; (ii) willful misconduct in connection with the performance of services to the Company or any subsidiary; (iii) any breach of the Company's written policies other than an inadvertent breach that is promptly remedied by the Participant; (iv) ongoing failure or refusal after written notice, other than by reason of Disability or ill health, to faithfully and diligently perform the usual and customary duties of his or her employment; (v) failure or refusal after written notice to comply with the reasonable written policies, standards and regulations of the Company which, from time to time, may be established and disseminated; or (vi) a material breach by the Participant of any terms related to his or her employment or service to the Company or any subsidiary in any applicable agreement.

        SECTION 2.4    "Change in Control" shall have the same meaning as such term in the Company's then-current long term incentive plan. For purposes of clarity on the Effective Date, Appendix A to this Plan provides the Change in Control definition that is found in Cloud Peak Energy Inc. 2009 Long Term Incentive Plan, as amended, as of the Effective Date.

        SECTION 2.5    "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

        SECTION 2.6    "Committee" means a committee of two or more directors designated by the Board to administer this Plan; provided, however, that unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be an "outside director" within the meaning of Treasury Regulation §1.162-27 under section 162(m) of the Code, except to the extent administration of this Plan by "outside directors" is not then required in order to qualify for tax deductibility under section 162(m) of the Code.

        SECTION 2.7    "Covered Employee" means an Employee who is a Covered Employee as specified in Section 6 of this Plan.

        SECTION 2.8    "Disability" means permanent disability, as provided in the Company's then-current long-term disability plan. If no such plan is in place at the time that a determination of a Disability is needed, a Participant shall be deemed to have incurred a "Disability" if he or she is unable to is unable to perform his or her duties for the Company as a result of illness or mental or physical injury for a period of at least 180 consecutive days.

        SECTION 2.9    "Employee" means any employee (including, without limitation, officers and directors who are also employees) of the Company or a subsidiary or affiliated entity, who provides services to the Company or any subsidiary or affiliated entity thereof.

        SECTION 2.10    "Participant" means each Employee who receives an Award under the Plan for a specified calendar year.

        SECTION 2.11    "Plan Administrator" means: (i) for purposes of administering the Plan generally, and for administering all Awards granted to a Covered Employee, the Committee; (ii) for purposes of administering Awards granted to Employees other than a Covered Employee, the Chief Executive Officer of the Company (the "CEO"); and (iii) to the extent that the Board elects to administer any aspect of the Plan, the Board. References to the Plan Administrator in this Plan will refer to the Committee, the CEO, or the Board, as applicable, as consistent with the context in which it used herein.

        SECTION 2.12    "Retirement" means (i) the normal retirement of a Participant at or after age 65, or (ii) early retirement at or after age 55 with at least 10 years of service with the Company or any subsidiary or affiliated entity thereof.

        SECTION 2.13    "Senior Officer" means the Company's then-current Chief Executive Officer, Chief Financial Officer or General Counsel.

SECTION 3

ADMINISTRATION

        SECTION 3.1    Plan Administrator.    The Plan Administrator shall have the authority, in its sole and absolute discretion, to delegate its duties and functions under the Plan to such agents as it may appoint from time to time to the extent that such an appointment does not conflict or violate any Company policies, provided the Plan Administrator may not delegate its duties where such delegation would violate state corporate law or with respect to making Awards to, or otherwise with respect to Awards granted to, individuals who are Covered Employees receiving Awards that are intended to constitute "performance-based compensation" within the meaning of section 162(m) of the Code, unless the Plan Administrator has determined that it is no longer appropriate or necessary for the Award in question to constitute "performance-based compensation" within the meaning of section 162(m) of the Code.

        SECTION 3.2    Powers of the Plan Administrator.    Subject to Section 3.3, the Plan Administrator shall have complete authority and power to interpret the Plan, select Employees and other individuals to be granted Awards, select performance measures and performance goals, determine a Participant's right to an Award and the amount of the Award, determine the time or times when Awards will be made, determine the form of an Award and all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, and take all other actions necessary or desirable for the administration of the Plan including, but not limited to, prescribing, amending and rescinding rules relating to administration of the Plan. All actions of the Plan Administrator shall be final and binding upon all Participants.

        SECTION 3.3    Determination of Company Performance.    Notwithstanding anything to the contrary herein, with respect to all Participants, the Board or Committee shall be solely responsible for determining the extent to which any performance goals tied to the performance of the Company as a whole have been met. This Section 3.3 is not intended to limit the ability of the Plan Administrator to grant Awards of which are tied to performance goals of specified subsidiaries or business or geographical units of the Company.

SECTION 4

PARTICIPANTS AND ELIGIBILTY

        The Plan Administrator shall determine and designate the individuals that will be Participants for any given calendar year. The grant of any Award hereunder shall not create a claim for any future Awards.

SECTION 5

AWARD DETERMINATION

        SECTION 5.1    Establishment of Awards.    For each calendar year, the Plan Administrator shall determine the Participants in the Plan who will receive Awards, shall select one or more performance measures (which may be Company or personal measures), and shall establish the performance goals with respect to each selected performance measure. The Plan Administrator shall establish the Award opportunities and other terms of the Award to be made to each Participant; provided, however, that the maximum Award settlement that any Covered Employee may receive for any given calendar year is $10,000,000. The selected performance measures and goals may be different for different Participants.

        SECTION 5.2    Adjustments in Performance Goals.    Subject to Section 6 with respect to Awards to Covered Employees, the Plan Administrator may adjust the performance goals established for a particular calendar year to account for extraordinary events which may affect the determination of performance, in order to avoid distortions in the operation of the Plan. Such events may include, without limitation, special charges and other extraordinary items or significant acquisitions or divestitures.

        SECTION 5.3    Determination of Awards Earned.    Subject to Section 3.3, after the end of the calendar year, the Plan Administrator shall determine the extent to which the applicable performance goals have been satisfied and the amount, if any, payable to the Participant pursuant to his or her Award by reason of such performance. The Plan Administrator may, at its discretion, increase, decrease or eliminate the Award for a Participant based on its assessment of the Participant's individual performance, subject to Section 6 with respect to Awards to Covered Employees.

        SECTION 5.4    Termination of Employment.    The Plan Administrator shall have full authority in its discretion to determine whether an Employee whose employment terminates for any reason other than for Cause during a calendar year shall receive any payment pursuant to an Award for that calendar year and, if so, the amount of such payment; provided, that, with respect to Awards to Covered Employees that are intended to constitute "performance-based compensation" within the meaning of section 162(m) of the Code, the Plan Administrator shall not take any action in this regard that would cause any such Award to fail to so qualify, unless the Plan Administrator has determined that it is no longer appropriate or necessary for the Award in question to constitute "performance-based compensation" within the meaning of section 162(m) of the Code. Employees who are terminated for Cause will not be eligible to receive any portion of an Award payment.

        SECTION 5.5    Change in Control.    The Plan Administrator shall have full authority to determine the treatment of any Award upon a Change in Control, which may vary among individuals.

SECTION 6

AWARDS TO COVERED EMPLOYEES

        SECTION 6.1    Awards Granted to Designated Covered Employees.    If the Plan Administrator determines that an Award to be granted to an Employee who is designated by the Plan Administrator as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of section 162(m) of the Code, such Award shall be subject to the terms set forth in this Section 6, notwithstanding any contrary term otherwise provided in this Plan; provided, however, that nothing in this Section 6 shall be interpreted as preventing the Plan Administrator from granting Awards to Covered Employees that are not intended to constitute "performance-based compensation" within the meaning of section 162(m) of the Code.

        SECTION 6.2    Performance Goals Generally.    The performance goals for Awards subject to this Section 6 shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Plan Administrator consistent with this Section 6.2. Performance goals shall be objective and shall otherwise meet the requirements of section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Plan Administrator result in the achievement of performance goals being "substantially uncertain" at the time the Plan Administrator actually establishes the performance goal or goals. The Plan Administrator may determine that such Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to the payment of such Awards. Performance goals may differ for Awards granted to any one Participant or to different Participants. In establishing or adjusting a performance goal, the Plan Administrator may exclude the impact of any of the following events or occurrences which the Plan Administrator determines should appropriately be excluded: (i) any amounts accrued by the Company or its subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (ii) any discretionary or matching contributions made to a savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (iii) asset write-downs; (iv) litigation, claims, judgments or settlements; (v) the effect of changes in tax law or other such laws or regulations affecting reported results; (vi) accruals for reorganization and restructuring programs; (vii) any extraordinary, unusual or nonrecurring items as described in the Accounting Standards Codification Topic 225, as the same may be amended or superseded from time to time; (viii) any change in accounting principle as defined in the Accounting Standards Codification Topic 250, as the same may be amended or superseded from time to time; (ix) any loss from a discontinued operation as described in the Accounting Standards Codification Topic 360, as the same may be amended or superseded from time to time; (x) goodwill impairment charges; (xi) operating results for any business acquired during a specified calendar year; (xii) third party expenses associated with any acquisition by the Company or any subsidiary; (xiii) items that the Board has determined do not represent core operations of the Company, specifically including, but not limited to, interest expenses, taxes, depreciation and depletion, amortization and accretion charges; (xiv) marked-to-market adjustments for financial instruments; (xv) impairment to assets; and (xvi) any other extraordinary events or occurrences identified by the Plan Administrator, including, but not limited to, such items described in management's discussion and analysis of financial condition and results of operations or the financial statements and notes thereto appearing in the Company's annual report to shareholders for the applicable year.

        SECTION 6.3    Business Criteria.    One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Plan Administrator in establishing performance goals for Awards that are subject to this Section 6: (i) stock price, (ii) earnings per share (diluted or basic), (iii) operating income, (iv) return on equity or assets, (v) cash flow, (vi) earnings before interest, taxes, depreciation and amortization ("EBITDA"), (vii) adjusted EBITDA, (viii) overall revenue or sales growth, (ix) expense reduction or management, (x) market share, (xi) total shareholder return, (xii) return on investment, (xiii) earnings before interest and taxes ("EBIT"), (xiv) net income, (xv) return on net assets, (xvi) economic value added, (xvii) shareholder value added, (xviii) cash flow return on investment, (xix) net operating profit, (xx) net operating profit after tax, (xxi) return on capital, (xxii) return on invested capital, (xxiii) cost per ton or cost per unit, (xxiv) total material moved, (xxv) tons shipped, (xxvi) tire life improvement, (xxvii) increased truck, dragline or shovel overall equipment effectiveness ("OEE"), (xxviii) effective equipment utilization, (xxix) achievement of savings from business improvement projects, (xxx) capital project deliverables, (xxxi) performance against environmental targets, (xxxii) safety performance and/or incident rate, (xxxiii) coal pricing targets, (xxxiv) coal sales targets, (xxxv) human resources management targets, including medical cost reductions and time to hire, (xxxvi) achievement of warehouse and purchasing performance measurements, (xxxvii) leverage ratios including debt to equity and debt to total capital; (xxxviii) debt reduction; (xxxix) new or expanded market penetration; (xl) satisfactory internal or external audits; (xli) inventory or reserves growth; (xlii) revenues; and (xliii) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Plan Administrator including, but not limited to, the Russell 2000 Index or a group of comparable companies.

        SECTION 6.4    Individual Performance Criteria.    Payment of Awards subject to this Section 6 may also be contingent upon individual performance goals established by the Plan Administrator, including individual business objectives and criteria specific to an individual's position and responsibility with the Company or its subsidiaries. If required for compliance with section 162(m) of the Code, such criteria shall be approved by the stockholders of the Company.

        SECTION 6.5    Time for Establishing Performance Goals.    Performance goals applicable to Awards subject to this Section 6 shall be established not later than 90 days after the beginning of the calendar year applicable to such Awards, or at such other date as may be required or permitted for "performance-based compensation" under section 162(m) of the Code.

        SECTION 6.6    Payout of Awards.    After the end of each applicable calendar year, the Plan Administrator shall determine the amount of any Award that is subject to this Section 6 payable to each Participant. The Committee may, in its discretion, reduce the amount of a payment otherwise to be made in connection with an Award that subject to this Section 6, and/or adjust the amount of a payment otherwise to be made in connection therewith to reflect the events or occurrences set forth in Section 6.2, but may not exercise discretion to increase any such amount in the case of an Award intended to qualify as "performance-based compensation" under section 162(m) of the Code. For purposes of clarity, in the event that an adjustment made solely pursuant to Section 6.2 above results in the increase of a payment under an Award that is intended to qualify as "performance-based compensation" under section 162(m) of the Code, the Committee will not be deemed to have made an impermissible increase to the amount payable pursuant to that Award. The Committee shall specify the circumstances in which such an Award shall be paid or forfeited in the event of termination of employment by an Employee prior to the end of the applicable calendar year or payment of such Award; provided, that, with respect to Awards intended to constitute "performance-based compensation" within the meaning of section 162(m) of the Code, the Plan Administrator shall not take any action in this regard that would cause any such Award to fail to so qualify.

        SECTION 6.7    Written Determinations.    All determinations by the Plan Administrator as to the establishment of performance goals, the amount of any Award, and the achievement of performance goals relating to and final payment of Awards under this Section 6 shall be made in writing in the case of any Award intended to qualify as "performance-based compensation" under section 162(m) of the Code. The Plan Administrator may not delegate any responsibility relating to such Awards.

        SECTION 6.8    Status of Awards under Section 162(m) of the Code.    It is the intent of the Company that Awards under this Section 6 granted to Employees who are designated by the Plan Administrator as likely to be Covered Employees within the meaning of section 162(m) of the Code and the regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto) shall, if so designated by the Plan Administrator, constitute "performance-based compensation" within the meaning of section 162(m) of the Code and regulations thereunder. Accordingly, the terms of this Section 6, including the definitions of Covered Employee and other terms used herein, shall be interpreted in a manner consistent with section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Plan Administrator cannot determine with certainty whether a given Employee will be a Covered Employee with respect to a calendar year that has not yet been completed, the term "Covered Employee" as used herein shall mean only an Employee designated by the Plan Administrator, at the time of grant of an Award, who is likely to be a Covered Employee with respect to that calendar year. If any provision of this Plan as in effect on the date of adoption of any agreements relating to Awards that are designated as intended to comply with section 162(m) of the Code does not comply or is inconsistent with the requirements of section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

SECTION 7

PAYMENT OF AWARD

        Each Participant shall be paid his or her Award, to the extent earned (as determined by the Plan Administrator in its sole discretion), for the respective calendar year in the form of a cash payment as soon as reasonably practicable following the date on which the amount payable under the Award is determined by the Plan Administrator, but in no event will any such payment be made later than March 15th of the calendar year following the calendar year to which such Award relates.

SECTION 8

GENERAL

        SECTION 8.1    Amendment or Termination of Plan.    The Board or Committee may at any time suspend or terminate the Plan, in whole or in part, or revise or amend it in any respect whatsoever. Nothing herein shall restrict the Plan Administrator's ability to exercise its discretionary authority pursuant to Section 3 hereof, which discretion may be exercised without amendment to the Plan. However, no action hereunder may, without the consent of a Participant, reduce the Participant's rights to receive any benefits accrued hereunder prior to the effective date of such amendment, suspension or termination. Nothing herein shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.

        SECTION 8.2    Incapacity of Participant.    If the Plan Administrator finds that any Participant to whom a payment is payable under the Plan is unable to care for his or her affairs because of illness or accident or is under a legal disability, any payment due (unless a prior claim shall have been made by a duly appointed legal representative) at the discretion of the Plan Administrator, may be paid to the spouse, child, parent, brother or sister of such Participant or to any person whom the Plan Administrator has determined has incurred expense for such Participant. Any such payment shall be a complete discharge of the obligations of the Company under the provisions of the Plan.

        SECTION 8.3    No Right to Continued Employment.    Nothing contained in the Plan shall confer upon any Employee any right to continued employment with the Company nor interfere in any way with the right of the Company to terminate the employment of such Employee at any time or to increase or decrease the compensation of the Employee.

        SECTION 8.4    No Right to an Award.    Nothing contained in the Plan shall be deemed to give any Employee or any other individual any right to be selected as a Participant or to be granted an Award.

        SECTION 8.5    Nonassignment.    The right of a Participant to the payment of any amounts under the Plan may not be assigned, transferred, pledged or encumbered in any manner nor shall such right or other interests be subject to attachment, garnishment, execution or other legal process.

        SECTION 8.6    Withholding Taxes.    Appropriate taxes shall be withheld from all payments made to Participants pursuant to this Plan.

        SECTION 8.7    Unfunded Obligations.    The amounts to be paid to Participants pursuant to this Plan are unfunded obligations of the Company. The Company is not required to segregate any monies from its general funds, to create any trusts, or to make any special deposits with respect to this obligation.

        SECTION 8.8    Applicable Law.    Except to the extent superseded by applicable federal law, the Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

        SECTION 8.9    Clawback.    This Plan is subject to any written clawback policies the Company, with the approval of the Board of Directors of Cloud Peak Energy Inc., may adopt. These clawback policies may subject the Participant's rights and benefits under this Plan to reduction, cancellation, forfeiture or recoupment if certain specified events and wrongful conduct occur, including, but not limited to, an accounting restatement due to the Company's material noncompliance with financial reporting regulations or other events and wrongful conduct specified in any such clawback policies adopted by the Company, with the approval of the Board of Directors of Cloud Peak Energy Inc., to conform to the Dodd-Frank Act and resulting rules issued by the Securities and Exchange Commission and that the Company determines should apply to this Agreement.

Appendix A

        "Change in Control" means the occurrence of any of the following:

  (i)
  An acquisition (other than directly from the Company) of any common stock, par value $0.01 per share, of the Company ("Common Stock") or other voting securities of the Company by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either (a) the then outstanding Common Stock or (b) the combined voting power of the Company's then outstanding voting securities entitled to vote for the election of directors (the "Voting Securities"); provided, however, that, in determining whether a Change in Control has occurred, Common Stock or Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (a) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or Cloud Peak Energy Resources LLC or (B) any Related Entity (as hereinafter defined) of the Company or Cloud Peak Energy Resources LLC, (b) the Company or any of its Related Entities or (c) any Person in connection with a Non-Control Transaction. A "Related Entity" of any Person or corporation shall mean any other corporation or other Person, a majority of the voting power, voting equity securities or equity interests of which is owned, directly or indirectly, by such Person or corporation;

  (ii)
  The individuals who, as of the Effective Date, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the members of the Board or, following a Merger (as defined below), the board of directors of (i) the corporation resulting from such Merger (the "Surviving Corporation"), if fifty percent (50%) or more of the combined voting power of the then-outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person (a "Parent Corporation") or (ii) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered a member of the Incumbent Board; and provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Proxy Contest; or

  (iii)
  The consummation of:

            (a)   A merger, consolidation or reorganization with or into the Company, or a direct or indirect subsidiary of the Company, or any other similar transaction in which securities of the Company are issued (a "Merger"), unless the Merger is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a Merger if:

              (A)  the stockholders of the Company immediately before such Merger own, directly or indirectly, including through one or more subsidiaries or entities, immediately following the Merger at least fifty percent (50%) of the outstanding common stock and the combined voting power of the outstanding voting securities of (1) the Surviving Corporation, if there is no Parent Corporation, or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

              (B)  the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for the Merger constitute at least a majority of the members of the board of directors of (1) the Surviving Corporation, if there is no Parent Corporation, or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; and

              (C)  no Person other than (1) the Company or another corporation that is a party to the agreement of Merger, (2) any Related Entity of the Company, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to the Merger, was maintained by the Company, Cloud Peak Energy Resources LLC or any of their respective Related Entities or (4) any Person who, immediately prior to the Merger, had Beneficial Ownership of thirty percent (30%) or more of the then outstanding Common Stock or Voting Securities, has Beneficial Ownership, directly or indirectly, of thirty percent (30%) or more of the outstanding common stock or the combined voting power of the outstanding voting securities of (x) the Surviving Corporation, if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by a Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

            (b)   A complete liquidation or dissolution of the Company; or

            (c)   The sale or other disposition of all or substantially all of the assets of the Company to any Person (unless such sale or disposition is (A) to a Related Entity of the Company, (B) to any subsidiary of the Company or (C) under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger for this purpose).

        Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Common Stock or Voting Securities as a result of the acquisition of Common Stock or Voting Securities by the Company which, by reducing the number of shares of Common Stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Common Stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Common Stock or Voting Securities thereby increasing the percentage of the then outstanding Common Stock or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur unless the Subject Person is a Related Entity of the Company.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01MFND 1 U PX + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4. 01 - Keith Bailey 02 - Patrick Condon 03 - William Owens 1. Election of Directors: For Against Abstain 2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2013 fiscal year. 4. To approve the Cloud Peak Energy 2013 Annual Incentive Plan, including approval of the material terms of the 2013 Annual Incentive Plan in accordance with the approval requirements of Section 162(m) of the Internal Revenue Code. For Against Abstain 5. In their discretion, the management proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. For Against Abstain For Against Abstain For Against Abstain IMPORTANT ANNUAL MEETING INFORMATION For Against Abstain 3. To approve, on an advisory basis, the compensation of the company's named executive officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission. 1234 5678 9012 345 MMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MMMMMMM MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C123456789 C 1234567890 J N T 1 5 8 2 9 5 1 MMMMMMMMMMMMMMM 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Mountain Time, on May 14, 2013. Vote by Internet • Go to www.envisionreports.com/CLD • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Board of Directors Proxy for 2013 Annual Meeting of Stockholders Gillette College Technical Center, 3251 South 4-J Road, Gillette, Wyoming 82718 May 14, 2013 at 9:00 a.m. Mountain Time The undersigned stockholder of Cloud Peak Energy Inc. hereby revokes any proxy or proxies previously granted and appoints Bryan Pechersky, Senior Vice President, General Counsel and Corporate Secretary, and Michael Barrett, Executive Vice President and Chief Financial Officer, or either of them, as proxies, each with full powers of substitution and resubstitution, to represent and vote the shares of the undersigned at the above-stated Annual Meeting and at any adjournment(s) or postponement(s) thereof, with all the powers that the undersigned would possess if personally present at such Annual Meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Cloud Peak Energy Inc. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. ANY STOCKHOLDER SIGNING THIS PROXY THAT FAILS TO MARK ANY OF PROPOSALS 1 THROUGH 4 WILL BE DEEMED TO HAVE GIVEN THE DESIGNATED PROXIES COMPLETE DISCRETION IN VOTING HIS, HER OR ITS SHARES “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4. IF ANY SUCH PROPOSAL IS MARKED, A STOCKH OLDER’S SHARES WILL BE VOTED ON SUCH PROPOSAL IN ACCORDANCE WITH HIS, HER OR ITS INSTRUCTIONS. THE DESIGNATED PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN ITEM 5. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED AS DESCRIBED IN THE PROXY STATEMENT. (Items to be voted appear on reverse side.) . Proxy — CLOUD PEAK ENERGY INC. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q